UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Papa John's International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 99900

Louisville, Kentucky  40269-0900

March 17, 2006

Dear Stockholder:

On behalf of the entire Papa John’s team, I invite you to join us for the Company’s upcoming Annual Meeting of Stockholders. The meeting will begin at 11:00 a.m. on Wednesday, April 19, 2006, at the Company’s corporate offices located at 2002 Papa John’s Boulevard, Louisville, Kentucky.

Following the formal items of business to be brought before the meeting, we will discuss our 2005 results and answer your questions. After the meeting, we hope you will join us for a slice of Papa John’s pizza!

Thank you for your continued support of Papa John’s. We look forward to seeing you on April 19.

Sincerely,

/s/ John H. Schnatter
JOHN H. SCHNATTER
Founder and Executive Chairman

PAPA JOHN’S INTERNATIONAL, INC.

P.O. Box 99900

Louisville, Kentucky  40269-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 19, 2006

To the Stockholders:

The Annual Meeting of Stockholders of Papa John’s International, Inc. (the “Company”) will be held at the Company’s corporate offices located at 2002 Papa John’s Boulevard, Louisville, Kentucky on Wednesday, April 19, 2006, at 11:00 a.m. (E.D.T.), for the following purposes:

(1)           To elect three directors to the class serving a term expiring at the Annual Meeting of Stockholders in 2009;

(2)           To consider and approve an amendment to the Papa John’s International, Inc. 1999 Team Member Stock Ownership Plan related to the number of shares of restricted stock that may be issued under the plan;

(3)           To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006; and

(4)           To transact such other business as may properly come before the meeting or any adjournment thereof.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 13, 2006, are entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors

/s/ Richard J. Emmett
RICHARD J. EMMETT
Senior Vice President, General Counsel and Secretary

Louisville, Kentucky
March 17, 2006

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

PAPA JOHN’S INTERNATIONAL, INC.

P.O. Box 99900

Louisville, Kentucky  40269-0900

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 19, 2006

GENERAL INFORMATION

This Proxy Statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Papa John’s International, Inc., a Delaware corporation (the “Company”), to be voted at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments thereof. The Annual Meeting will be held at the Company’s corporate offices located at 2002 Papa John’s Boulevard, Louisville, Kentucky on Wednesday, April 19, 2006, at 11:00 a.m. (E.D.T.) for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about March 17, 2006.

A stockholder signing and returning a proxy has the power to revoke it at any time before the shares subject to it are voted by (i) notifying the Secretary of the Company in writing of such revocation, (ii) filing a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. If a proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the proxy will be voted FOR the nominees for director named in the Proxy Statement, FOR the amendment to the 1999 Team Member Stock Ownership Plan and FOR the ratification of Ernst & Young LLP as the Company’s independent auditors for the 2006 fiscal year and in the discretion of proxy holders on such other business as may properly come before the Annual Meeting.

The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Georgeson Shareholder Communications, Inc. has been retained by the Company to distribute proxy materials and to provide proxy solicitation services for a fee of approximately $6,000, plus reasonable out-of-pocket expenses. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company’s common stock, par value $.01 per share (the “Common Stock”), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

RECORD DATE AND VOTING SECURITIES

The Board has fixed the record date for the Annual Meeting as the close of business on March 13, 2006 (the “Record Date”), and all holders of record of Common Stock on the Record Date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose reasonably related to the Annual Meeting, for a period of ten days prior to the Annual Meeting at the Company’s principal executive offices at 2002 Papa John’s Boulevard, Louisville, Kentucky. At the Record Date, there were 33,080,152 shares of Common Stock outstanding. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on each matter to be considered at the Annual Meeting. A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the meeting. All data in this Proxy Statement with respect to the Common

Stock reflect a two-for-one split of the Common Stock effected in the form of a 100% stock dividend distributed effective January 13, 2006.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who also will determine whether a quorum exists. Abstentions or “withheld” votes will be treated as present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of matters submitted to the stockholders. Since Delaware law treats only those shares voted “for” a matter as affirmative votes, abstentions or withheld votes will have the same effect as negative votes or votes “against” a particular matter. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

The following table sets forth certain information as of February 21, 2006 (except as noted otherwise), with respect to the beneficial ownership of Common Stock by (i) each of the executive officers named in the Summary Compensation Table in this Proxy Statement, (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock. All share amounts reflect the two-for-one split of the Common Stock effective January 13, 2006.

Directors, Director Nominees and Executive Officers	Number of Shares (1)		Percent of Class (2)

John H. Schnatter P.O. Box 991339 Louisville, Kentucky 40269	8,330,776	(3)	24.8%

Nigel Travis	55,778	(4)	*

William M. Van Epps	18,616	(5)	*

Michael R. Cortino	149,351	(6)	*

J. David Flanery	106,250	(7)	*

Charles W. Schnatter	276,780	(8)	*

F. William Barnett	24,500	(9)	*

Norborne P. Cole, Jr.	28,000		*

Philip Guarascio	26,500	(10)	*

Olivia F. Kirtley	28,000	(11)	*

Jack A. Laughery	73,000	(12)	*

Wade S. Oney	92,192		*

William M. Street	25,834	(13)	*

All directors and executive officers as a group (16 persons, including those named above)	9,474,069	(14)	27.7%

Other 5% Beneficial Owners	Number of Shares (1)		Percent of Class (2)
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	4,038,400	(15)	12.1%

Goldman Sachs Asset Management, L.P. 30 Hudson Street Jersey City, New Jersey 07302	1,758,900	(15)	5.3%

*  Represents less than one percent of class.

(1)     Based upon information furnished to the Company by the named persons and information contained in filings with the Securities and Exchange Commission (“SEC”). Under SEC rules, a person is deemed to own beneficially shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares shown as owned by them.

(2)     Based on 33,182,720 shares outstanding as of February 21, 2006, except as noted otherwise. Shares of Common Stock subject to currently exercisable options are deemed outstanding for purposes of computing the percentage of class for the person or group holding such options but are not deemed outstanding for purposes of computing the percentage of class for any other person or group.

(3)     Includes 470,000 shares subject to options exercisable within 60 days and 1,268,052 shares held in a family limited partnership. Mr. Schnatter holds sole voting and investment power for all such shares.

(4)     Mr. Travis also holds units deemed invested in 5,493 shares of Common Stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(5)     Represents 536 shares held indirectly in a 401(k) plan and 18,080 shares subject to options exercisable within 60 days.

(6)     Represents 8,960 shares held indirectly in an individual retirement account, 391 shares held indirectly in a 401(k) plan and 140,000 shares subject to options exercisable within 60 days. Mr. Cortino also holds units deemed invested in 795 shares of Common Stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(7)     Includes 101,000 shares subject to options exercisable within 60 days. Mr. Flanery also holds units deemed invested in 7,264 shares of Common Stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(8)     Includes 6,000 shares subject to options exercisable within 60 days.

(9)     Includes 14,000 shares subject to options exercisable within 60 days.

(10)   Includes 14,000 shares subject to options exercisable within 60 days.

(11)   Includes 14,000 shares subject to options exercisable within 60 days. Ms. Kirtley also holds units deemed invested in 6,199 shares of Common Stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(12)   Includes 68,000 shares subject to options exercisable within 60 days. Mr. Laughery also holds units deemed invested in 1,108 shares of Common Stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(13)   Includes 19,834 shares subject to options exercisable within 60 days.

(14)   Includes 1,074,522 shares subject to options exercisable within 60 days held by all directors and executive officers.

(15)   As disclosed in a Schedule 13G filed with the SEC. Reflects beneficial ownership (based on sole or shared voting or dispositive power) of the reporting entity and its affiliates reported as of December 31, 2005, with total shares adjusted to reflect the two-for-one stock split effected January 13, 2006. Percentage of class is shown as disclosed in the filing.

1. ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term and one class is elected each year. The Board of Directors is authorized to fix the number of directors within the range of three to fifteen members, and, effective at the 2006 Annual Meeting, the Board size has been set at nine members.

The Corporate Governance and Nominating Committee of the Board assists the Board in identifying qualified persons to serve as directors of the Company. The committee evaluates all proposed director nominees, evaluates incumbent directors before recommending renomination, and recommends all approved candidates to the Board for appointment or nomination to the Company’s stockholders. The committee selects as candidates for appointment or nomination individuals of high personal and professional integrity and ability, who can contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders in accordance with the Company’s Certificate of Incorporation, and will do so in the same manner as the committee evaluates any other properly recommended nominee. See “STOCKHOLDER PROPOSALS” on page  27.

Philip Guarascio was appointed by the Board as a director in August 2003 for a term to expire at the 2006 Annual Meeting. John Schnatter, Chairman of the Board and at that time Chief Executive Officer of the Company, brought Mr. Guarascio to the attention of the Corporate Governance and Nominating Committee, as a potential candidate for the Board, upon referral by a business associate. The terms of Olivia F. Kirtley and Jack A. Laughery, who were elected as directors at the 2003 Annual Meeting, also expire at the 2006 Annual Meeting.

Upon the recommendation of the Corporate Governance and Nominating Committee, Ms. Kirtley and Messrs. Guarascio and Laughery have been nominated as directors in the class to serve a term expiring at the 2009 Annual Meeting. The remaining six directors will continue to serve in accordance with their previous election. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Owsley Brown Frazier, who became a director of the Company in 2001, retired from the Board in November 2005 due to health considerations. The Company wishes to thank Mr. Frazier for his service to the Company.

It is intended that shares represented by proxies received in response to this Proxy Statement will be voted for the nominees listed below, unless otherwise directed by a stockholder in his or her proxy. Although the Company does not anticipate that any of the nominees will decline or be unable to serve, if that should occur the proxy holders may, in their discretion, vote for a substitute nominee or nominees. Directors are elected by a plurality of the votes cast.

Set forth below is information concerning the nominees for election and each director whose term will continue after the 2006 Annual Meeting, and their ages as of the date of this Proxy Statement.

Name	Age	Company Position or Office	Director Since

NOMINEES FOR ELECTION TO THE BOARD

Term Expiring in 2009

Philip Guarascio	64	Director	2003

Olivia F. Kirtley	55	Director	2003

Jack A. Laughery	71	Director	1993

DIRECTORS CONTINUING IN OFFICE

Term Expiring in 2007

F. William Barnett	58	Director	2003

Norborne P. Cole, Jr.	64	Director	2003

William M. Street	67	Director	2003

Term Expiring in 2008

Wade S. Oney	44	Director	1999

John H. Schnatter	44	Founder and Executive Chairman of the Board	1990

Nigel Travis	56	Chief Executive Officer, President and Director	2005

Philip Guarascio. Mr. Guarascio is a marketing and advertising business consultant and serves in a senior advisory capacity with the National Football League. He retired in 2000 as Vice President, Advertising and Corporate Marketing, of General Motors. Mr. Guarascio is a director of Arbitron, Inc.

Olivia F. Kirtley. Ms. Kirtley is a Certified Public Accountant and business consultant. She is a past Chairman of the American Institute of Certified Public Accountants (AICPA).  From 1979 to 2000, Ms. Kirtley held several key management positions at Vermont American Corporation, a global manufacturer and marketer of power tool accessories, including Vice-President of Finance and Chief Financial Officer, Treasurer and Director of Tax. Ms. Kirtley serves on the boards of directors of Alderwoods Group, Inc., and ResCare, Inc.

Jack A. Laughery. Mr. Laughery is a restaurant investor and consultant, and has been a Papa John’s franchisee since 1992. From 1990 until his retirement in 1994, Mr. Laughery was Chairman of Hardee’s Food Systems, Inc. From 1962 to 1990, Mr. Laughery was employed by Hardee’s Food Systems, Inc., retiring as Chief Executive Officer in 1990. Mr. Laughery serves on the boards of directors of Mass Mutual Corporate Investors and Mass Mutual Participation Investors.

F. William Barnett. Mr. Barnett retired in 2003 as a director with management consulting firm McKinsey & Company, Inc., with a consulting practice focused on advising and assisting companies with strategic planning, resolving complex organizational issues and implementing operational improvements. Mr. Barnett has served as an Adjunct Professor at Yale University and serves as a director of Eagle Materials, Inc.

Norborne P. Cole, Jr. Mr. Cole is a consultant for Silver Eagle Distributors, L.P. of Houston, Texas, which distributes Anheuser-Busch and other products, and serves as vice-chairman of its board of directors. Mr. Cole retired in 1998 after a 32-year career with the Coca-Cola Company and its bottlers, most recently serving as Managing Director and Chief Executive Officer of Coca-Cola Amatil in Sydney, Australia, and previously as President and Chief Executive Officer of Coca-Cola Bottling S.A. in Paris, France.

William M. Street. Mr. Street retired in 2003 as president of Brown-Forman Corporation, a diversified producer of high-quality wines and spirits and luggage, and as president and chief executive officer of Brown-Forman Beverages Worldwide. He remains a director of Brown-Forman Corporation. Mr. Street serves as chairman of the Kentucky Horse Racing Authority and on the boards of several business, civic, charitable and educational organizations.

Wade S. Oney. Wade Oney served as Chief Operating Officer of the Company from 1995 until 2000; he continued thereafter until June 2005 to serve the Company as a part-time executive business advisor responsible for providing advice to the executive leadership team on strategic Company initiatives. From 1992 to 1995, Mr. Oney served as the

Company’s Regional Vice President of Southeast Operations. From 1989 to 1992, Mr. Oney held various positions with Domino’s Pizza, Inc. Mr. Oney has been a franchisee of the Company since 1993.

John H. Schnatter. John Schnatter created the Papa John’s concept and founded the Company in 1985. He served as Chairman of the Board and Chief Executive Officer from 1990 until April 1, 2005, and as President from 1985 to 1990 and from 2001 until April 1, 2005. Effective April 1, 2005, Mr. Schnatter became Executive Chairman of the Company, an executive officer position; he continues to chair the Board. Mr. Schnatter has been a Papa John’s franchisee since 1986.

Nigel Travis. Mr. Travis became Chief Executive Officer and President of the Company effective April 1, 2005. On January 31, 2005, he was engaged by the Company as Executive Vice President and was appointed by the Board as a director. From 2001 to 2004, Mr. Travis served as President and Chief Operating Officer of Blockbuster Inc., a global provider of in-home rental and retail movie and game entertainment. From 1994 to 2001, Mr. Travis held various leadership positions at Blockbuster, including Executive Vice President and President, Worldwide Stores Division (1999-2001). From 1985 to 1994, Mr. Travis served in various capacities for Grand Metropolitan PLC (London, England), including leadership positions at Burger King Corporation for five years. Mr. Travis is the lead director of The Bombay Company, Inc.

John Schnatter and Charles Schnatter, an executive officer and former director of the Company, are brothers. There are no other family relationships among the Company’s directors, executive officers and other key personnel.

Meetings of the Board of Directors

The Board held ten meetings in 2005. Each incumbent director attended at least 75% of the meetings of the Board and the Board committees on which he or she served during the period of service in 2005. Five Board meetings currently are scheduled for 2005. Meetings of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting.

Director Independence

The Board of Directors has determined that the following five of the Company’s nine directors are “independent” as defined by applicable law and NASDAQ listing standards:  Ms. Kirtley and Messrs. Barnett, Cole, Guarascio and Street. All of the members of the Board’s Audit, Compensation, and Corporate Governance and Nominating committees are similarly deemed independent.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation, and Corporate Governance and Nominating committees. The charters of those committees are available in the Investor Relations section of the Company’s website (www.papajohns.com).

Audit Committee. The Audit Committee currently is comprised of Ms. Kirtley and Messrs. Barnett and Street. The principal functions of the Audit Committee are to assist the Board in overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Board has determined that Ms. Kirtley qualifies as an “audit committee financial expert” as defined under applicable SEC rules. The Audit Committee met eight times in 2005. See “AUDIT COMMITTEE REPORT” on page 17.

Compensation Committee. The Compensation Committee currently is comprised of Messrs. Barnett and Cole and Ms. Kirtley. The principal functions of the Compensation Committee are to execute the Board’s overall responsibilities related to compensation of directors and executive officers of the Company and to administer the Company’s compensation plans. The Compensation Committee met 15 times in 2005. See “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION” on page 12.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee currently is comprised of Messrs. Cole, Guarascio and Street. The principal functions of the Corporate Governance and Nominating Committee are to assist the Board in identifying qualified individuals for service as directors of the Company and as Board committee members, to develop and monitor a process for evaluating Board effectiveness, and to oversee the development and administration of the Company’s corporate governance guidelines, including its Code of Ethics and Business Conduct. See “CODE OF ETHICS” on page 27. The Corporate Governance and Nominating Committee recommended the nominations of Ms. Kirtley and Messrs. Guarascio and Laughery for election to the Board at the 2006 Annual Meeting. The Corporate Governance and Nominating Committee met eight times in 2005.

Compensation of Directors

In May 2005, following a review of the Company’s compensation program for non-employee directors, including analysis by an independent compensation consultant based primarily upon market survey data, the Board adopted a new compensation program for non-employee directors (the “Director Compensation Program”). The Director Compensation Program provides for cash compensation in the form of an annual retainer and fees based on attendance at Board and committee meetings, as well as an equity-based component pursuant to the Company’s 2003 Stock Option Plan for Non-Employee Directors (the “Director Plan”). As part of the Director Compensation Program, in 2005 the Board adopted, and the Company’s stockholders approved, an amendment to the Director Plan that (a) increased the maximum term of stock options awarded to non-employee directors from 30 months to five years, (b) increased the vesting period for stock options from one year to two years, and (c) eliminated the prescribed level of annual stock option awards under the Director Plan and gave the Board the authority to establish and change the award levels from time to time, subject to the maximum number of shares of Common Stock reserved for issuance under the Director Plan. For 2005, the Board established an option award level of 17,000 shares for each non-employee director. Retainers and grants are prorated for any non-employee director who is elected or appointed on a date other than an Annual Meeting date. Following are the components of the Director Compensation Program adopted in 2005, together with the components of the previous compensation program:

Form of Non-Employee Director Compensation		2005 Director Compensation Program	Previous Director Compensation Program

Annual retainer:	Standard	$35,000	$25,000
	Audit Committee chairman	50,000	30,000
	Other committee chairmen	45,000	30,000

Meeting fees:	In-person Board meeting	2,000	1,500
	Telephonic Board meeting	1,000	750
	In-person committee meeting	1,500	1,000
	Telephonic quarterly Audit Committee meeting	1,500	1,000
	Other telephonic committee meeting	750	500

Stock option grant:		17,000 shares (two-year vesting period and five-year term)	14,000 shares (one-year vesting period and 30-month term)

In October 2005 the Board also adopted a policy for compensating non-employee directors for work on certain special projects determined by the Board to be compensable above and beyond the annual retainers. Under the policy, the Board will assign each compensable special project to an ad hoc committee, including a designated chairman, who will have the authority to determine the equivalent number of days worked by that committee. Fees will be paid to non-employee directors serving on such ad hoc committee at a daily rate equal to the Board’s in-person meeting fee, up to a maximum aggregate individual fee per special project of $10,000, with the compensation for the chairman of any such ad hoc committee set at a level 50% higher. All non-employee ad hoc committee members, other than the chairman, will receive the same compensation. The Board did not previously have a policy regarding compensation of non-employee directors for work on special projects. In May 2005 the Board approved payments to Messrs. Barnett, Cole, Laughery and Street for their extraordinary service on an ad hoc committee established by the Board to assist in the Company’s search for a new Chief Executive Officer. Their service on that committee was completed with the Company’s engagement of Nigel Travis and his assumption of responsibilities as Chief Executive Officer in April 2005, and the

Board approved payments of $10,500 to each non-employee committee member. John Schnatter also served on the ad hoc search committee but received no additional compensation.

The following table lists the cash and equity compensation paid or awarded by the Company to each of its non-employee directors for services in 2005:

Name of Non-Employee Director	Annual Retainer ($) (1)	Board Meeting Fees ($)	Committee Meeting Fees ($)	Total 2005 Cash Compensation	Equity Grant (# stock option shares) (2)

F. William Barnett	$33,750	$13,750	$30,500	$78,000	17,000
Norborne P. Cole	33,750	13,750	32,250	79,750	17,000
Owsley Brown Frazier	26,250	750	0	27,000	17,000
Philip Guarascio	26,250	12,000	10,500	48,750	17,000
Olivia F. Kirtley	37,500	13,750	17,000	68,250	17,000
Jack Laughery	26,250	9,000	10,500	45,750	17,000
Wade S. Oney	20,416	8,000	0	28,416	14,170
William M. Street	26,250	13,750	28,750	68,750	17,000

(1)   In May 2005 the Company began paying annual retainers on a quarterly basis in equal installments; previously annual retainers were paid following each Annual Meeting or upon commencement of service as a non-employee director. Retainers are paid on the basis of a year commencing at each Annual Meeting, and are prorated for directors, such as Mr. Oney, who commence service as a non-employee director during a year.

(2)   All of the stock options other than Mr. Oney’s were granted under the Director Plan on May 3, 2005, at an exercise price of $18.49, the fair market value of the Common Stock on that date; Mr. Oney’s options were granted on June 22, 2006, the date on which he became a non-employee director of the Company, at an exercise price of $20.01, the fair market value of the Common Stock on that date. All of the options vest after two years and have a term of five years.

Non-employee directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with their Board and committee service. No non-employee director received any perquisites or other personal benefits from the Company of more than inconsequential value. Directors who are employees of the Company do not receive additional compensation for services rendered as a director.

The Company makes available to non-employee directors a deferred compensation plan, administered by the Board’s Compensation Committee through an independent plan provider, that permits participants to defer all or part of their cash compensation. The Company contributes amounts deferred by participants to a trust (known as a “rabbi trust”), of which the Company is the owner, and in which funds are deemed invested in mutual funds available through variable universal life insurance products. Participants may also elect to have all or part of their deferred compensation deemed invested in the Company’s Common Stock. Each participant’s plan account is credited or debited, as the case may be, with the net investment return or loss on the deemed investments. Payments from the participants’ accounts are made upon termination of service as a director, or earlier in accordance with certain in-service elections available under the plan. Payments are made to participants in a lump sum, unless the participant has elected to receive installment payments as provided in the plan.

In December 2004 the Company adopted stock ownership guidelines applicable to non-employee directors of the Company (in addition to guidelines for Company officers), establishing certain minimum ownership levels to be achieved over five years. Under the guidelines, the Company’s non-employee directors are required to acquire shares of Common Stock, or their equivalent under the deferred compensation plan, equal in value to a multiple of five times the amount of their annual retainer.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation paid, earned or accrued by the Company’s Chief Executive Officer and its next four most highly compensated executive officers for services rendered in all capacities to the Company for the years indicated.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Securities Underlying Stock Options(#)	All Other Compensation ($)(2)
John H. Schnatter	2005	$575,200	$500,000	—	75,000	$0
Executive Chairman (3)	2004	575,200	0	—	0	0
	2003	649,785	0	—	0	0

Nigel Travis	2005	561,458	1,000,000	$286,879	665,570	0
Chief Executive Officer
and President (4)

William M. Van Epps	2005	485,000	393,867	—	21,076	3,150
Senior Vice President	2004	418,887	152,755	—	0	0
and Chief Operations Officer	2003	330,500	166,890	—	20,000	2,875

Michael R. Cortino	2005	303,173	571,682	—	25,408	0
Senior Vice President,	2004	257,365	13,863	—	0	0
Domestic Operations	2003	214,723	0	—	20,000	2,026

J. David Flanery	2005	370,000	212,239	—	23,572	2,026
Senior Vice President,	2004	308,071	5,174	—	0	0
Chief Financial Officer and Treasurer	2003	279,654	0	—	40,000	1,400

Charles W. Schnatter	2005	378,216	164,159	—	26,000	2,216
Senior Vice President	2004	376,521	56,714	—	0	0
and Chief Development Officer	2003	366,092	0	—	50,000	3,000

(1)    The amount for Mr. Travis represents reimbursement by the Company of relocation expenses in connection with the commencement of his employment, together with a gross-up payment to cover income taxes. Other annual compensation paid to each named executive officer, including perquisites and other personal benefits, did not exceed reporting thresholds.

(2)    The amounts in this column represent the amount of the Company’s matching contribution to the officer’s account in the Company’s 401(k) defined contribution plan.

(3)    Mr. Schnatter served as Chief Executive Officer and President of the Company in 2005 until April 1, when he became Executive Chairman, an executive officer position; he continues to chair the Board.

(4)    Mr. Travis joined the Company as Executive Vice President on January 31, 2005, and became Chief Executive Officer and President on April 1, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning stock options granted to the named executive officers during 2005. The Company does not grant stock appreciation rights (“SARs”).

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5% ($)	10% ($)
John H. Schnatter	75,000	6.1%	$17.98	3/15/2010	$175,125	$362,625
Nigel Travis	400,000	32.3	16.09	1/31/2010	834,000	1,730,000
	265,570	21.4	17.98	3/15/2010	620,106	1,284,031
William M. Van Epps	20,000	1.6	17.98	3/15/2010	46,700	96,700
	1,076	0.1	20.00	6/3/2010	2,792	5,784
Michael R. Cortino	6,204	0.5	17.98	3/15/2010	14,486	29,996
	18,924	1.5	20.00	6/3/2010	49,108	101,717
	280	*	24.55	9/8/2010	890	1,851
J. David Flanery	18,984	1.5	17.98	3/15/2010	44,328	91,788
	2,764	0.2	20.00	6/3/2010	7,173	14,857
	1,824	0.2	24.55	9/8/2010	5,800	12,057
Charles W. Schnatter	26,000	2.1	17.98	3/15/2010	60,710	125,710

*  Less than 0.1 percent.

(1)    All options were awarded under the 1999 Team Member Stock Ownership Plan (the “Ownership Plan”), with the exception of an inducement option grant to purchase 400,000 shares made to Nigel Travis at the time of the commencement of his employment with the Company, which was made on terms substantially identical to grants made under the Ownership Plan. All options become exercisable two years from the date of grant and have a term of five years. All options vest immediately in the event of a change in control of the Company.

(2)    Assumed annual appreciation rates are set by the SEC and are not a forecast of future appreciation. The amounts shown are pre-tax and assume the options will be held throughout the entire five-year term. If Papa John’s Common Stock does not increase in value after the grant date of the options, the options are valueless.

AGGREGATED OPTION EXERCISES IN LAST

FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Set forth below is information with respect to option exercises by the named executive officers in the 2005 fiscal year and unexercised stock options held by the named executive officers at the end of the Company’s 2005 fiscal year. There were no stock appreciation rights (SARs) outstanding at 2005 fiscal year-end.

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name	Exercise	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
John H. Schnatter	65,556	$958,892	470,000	75,000	$7,564,485	$900,000
Nigel Travis	0	—	0	665,570	—	8,742,840
William M. Van Epps	30,000	173,250	17,446	29,372	277,508	388,223
Michael R. Cortino	0	—	140,000	25,408	2,114,485	264,829
J. David Flanery	60,000	365,586	105,000	23,572	1,716,083	265,288
Charles W. Schnatter	200,000	1,064,961	16,000	26,000	216,286	312,000

(1)   The value realized represents the difference between the fair market value on the date of exercise and the total option exercise price.

(2)   Based on the difference between the option exercise price and the last reported sale price of the Common Stock ($29.98) as reported on The Nasdaq Stock Market on December 23, 2005, the last trading day of the Company’s 2005 fiscal year.

LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

Set forth below is information with respect to long-term incentive awards made to the named executive officers in the 2005 fiscal year.

Name	Number of Shares, Units or Other Rights (#) (1)	Performance or Other Period Until Maturation or Payout
John H. Schnatter	15,000	1/1/2005-12/31/2007
Nigel Travis	20,000	1/1/2005-12/31/2007
William M. Van Epps	4,000	1/1/2005-12/31/2007
Michael R. Cortino	3,000	1/1/2005-12/31/2007
J. David Flanery	3,000	1/1/2005-12/31/2007
Charles W. Schnatter	3,000	1/1/2005-12/31/2007

(1)   Awards consist of performance units under the Company’s 1999 Team Member Stock Ownership Plan. Payouts for the performance units are measured over the three-year performance period based on total return to the Company’s stockholders compared to a peer group of companies, with awards for performance over certain relative percentile thresholds ranging from 50% of the target performance unit award at the 40th percentile to 200% of the target at or above the 75th percentile. All performance unit payouts, if any, will be made in cash. Each performance unit, when paid out at target, consists of a dollar amount equivalent to the value of one share of Common Stock. For additional information, see “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.”

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) is responsible for reviewing and approving the overall compensation of the Company’s executive officers (defined as individuals designated as officers under Section 16 of the Securities Exchange Act of 1934, as amended, and including, without limitation, the Company’s Chief Executive Officer, the Executive Chairman of the Board of Directors, and any other officers reporting directly to the CEO). The Committee also administers the Company’s incentive compensation and equity plans. The Committee held 15 meetings in 2005.

Discussed below are the principles and components of executive compensation for 2005, along with the compensation of each of the individuals who served as Chief Executive Officer of the Company in 2005.

Compensation Philosophy and Principles. The Committee has adopted the following statement of compensation philosophy:

Papa John’s compensation philosophy promotes a culture of ownership by aligning the goals of our executives with those of our shareholders. This is accomplished by paying for performance that achieves current financial goals as well as long-term profitability and through share ownership incentives and requirements.

Our executive compensation program consists of the following:  (1) base pay, which is market-priced to ensure it is competitive in a highly competitive industry; (2) short-term incentive opportunities, which may be realized if organizational and personal performance targets are met; and (3) long-term compensation, consisting of cash awards and stock-based incentives, to encourage executives to focus on the long-term success and enhanced wealth of the Company and its shareholders.

In furtherance of this philosophy, the Committee has employed the following principles to guide the consideration of executive officers’ compensation:

•  Base compensation should be competitive in order to attract, motivate and retain key executives.

•  Short-term incentive compensation should focus on goals that support the Company’s annual objectives and shareholders’ interests and should be designed so that participants see the relationship between their performance and incentive payouts.

•  Long-term incentive compensation should be designed to focus on the strategic objectives of the Company and promote understanding of the linkage between longer-term strategic performance and the ultimate value of compensation. Long-term incentive compensation design should foster key managers’ ownership of Company stock, promote retention and be efficient from both accounting and tax perspectives.

The Committee determines the compensation of the Executive Chairman and the Chief Executive Officer and reviews and approves the compensation levels of other executive officers. Individual salary and incentive compensation determinations are based on market pricing information, consideration of scope of responsibilities, individual performance and importance of the position to the Company’s strategies. In general, the Company targets pay (base and total compensation) at competitive rates based on market reviews of similar positions in other companies of comparable revenue size and/or market capitalization, individual performance and other relevant factors, with the assistance of an independent compensation consultant. The Committee retains the discretion to increase or reduce the amount of compensation, or the size of an award, in individual cases, and can exercise its discretion to award compensation above or below the general targets or absent attainment of relevant performance goals.

Beginning in 2004, the Committee, with the assistance of an outside compensation consulting firm, undertook an extensive review of the Company’s compensation programs for executive officers. The Committee considered market survey data for each executive officer position, which included analysis of individual scope of responsibility within the Company, with an emphasis on examining total cash and non-cash compensation and the relative strategic importance of each officer’s position in the Company.

The competitive data reviewed in connection with the Committee’s determination of compensation types and levels included a proprietary database maintained by the compensation consultant, based on restaurant and other retail companies, and surveys conducted by the Chain Restaurant Compensation Association, with respect to selected industry-specific positions. In addition, the study methodology included a comparison of financial and compensation data from a peer group consisting of the following 13 companies:

AFC Restaurants, Inc.	Lone Star Steakhouse & Saloon, Inc.
BJ’s Restaurants, Inc.	O’Charley’s Inc.
California Pizza Kitchen, Inc.	Red Robin Gourmet Burgers, Inc.
CKE Restaurants, Inc.	Ryan’s Restaurant Group, Inc.
Dave & Buster’s, Inc.	The Steak n Shake Company
IHOP Corporation	Triarc Companies Inc.
Landry’s Restaurants, Inc.

Based on this compensation review and analysis, the Committee determined executive base compensation and short-term incentive compensation for 2005, and developed a new executive long-term incentive compensation program first implemented in 2005, the components of which are described below.

Base Salaries. For 2005, the Committee reviewed salary levels of the Company’s executive officers and made adjustments the Committee deemed appropriate or necessary in light of market pricing information and consideration of each officer’s scope of responsibilities, individual performance and pay history, as well as the importance of the position to the implementation of the Company’s strategies.

Short-Term Incentive Compensation. The Company’s annual Management Incentive Plan (the “Short-Term Program”), approved by the Committee, is designed to reward executive and other officers and certain management personnel for the achievement of certain short-term corporate goals established by the Committee from time to time. In late 2004, the Committee set target Short-Term Program awards for 2005, as a percentage of base salary, at 75% for the Chief Executive Officer and 50% for each of the Company’s other executive officers. (In early 2005, with the Company’s engagement of Nigel Travis, the Committee re-evaluated the target awards for the Chief Executive Officer and Executive Chairman. See the discussion under Chief Executive Officer Compensation below.)  The individual target levels for awards to executive officers other than Mr. Travis under the Short-Term Program for 2005 were subsequently reduced in January 2005 to a level equal to 60% of the previously established target level, as part of a budget-related adjustment applicable to individual targets for most participants in the Short-Term Program. Mr. Travis’s target award was negotiated and established as part of his employment agreement.

For 2005, the Committee established a matrix of payouts for the Short-Term Program based upon the respective levels of the Company’s operating income and system-wide same-store sales growth, which are two key drivers of the Company’s financial performance. The calculated payout based on that matrix was subject to adjustment through modifiers based upon levels of system-wide comparable transactions growth (0% to 100% of the calculated payout) and individual performance (0% to 110% of the calculated payout). As originally approved, the matrix provided for a maximum payout under the Short-Term Program equal to 190% of the target award before application of the modifiers. In May 2005, the Committee removed the maximum limits on payouts as a percentage of base salary by permitting extrapolation of the calculated award levels based upon the established incremental performance measures. In doing so the Committee made no changes to the payout targets, the method of calculating payouts or the threshold and target performance levels resulting in payouts under the Short-Term Program. In addition, following the end of 2005, and analysis of the results of the Short-Term Program, the Committee approved an additional award pool of $250,000, based upon the Company’s excellent financial and operations performance in 2005, to be allocated among participants in the Short-Term Program (other than the Executive Chairman and the Chief Executive Officer) in a manner pro rata with their individual participation in the Short-Term Program. For the full year 2005, the payouts under the Short-Term Program to all executive officers other than the Executive Chairman and the Chief Executive Officer averaged approximately 177% of individual target levels, based upon achievement of the performance measures, taking into account the applicable modifiers.

During 2005, four executive officers, three of whom are included in the Summary Compensation Table, received bonuses based in part on Short-Term Program results, but primarily on the attainment of other operational goals during the year. William Van Epps, Senior Vice President and Chief Operations Officer, received bonuses based primarily on the profitability of Company-owned restaurants and the Company’s United Kingdom operations, franchise royalties, and development fees. Michael Cortino, Senior Vice President of Operations, received bonuses based primarily on levels of same-store sales growth and operating income at domestic Company-owned restaurants. Charles Schnatter, Senior Vice President and Chief Development Officer, received bonuses based primarily on the completion of the sale of restaurants in certain markets, activities intended to improve franchisee performance and limit the closing of franchise restaurants, and the collection of certain outstanding franchisee loans. Certain other officers and employees also received bonuses based on the attainment of operational goals, such as business-unit profitability, cost reductions, or the development or opening of targeted numbers of Company-owned or franchised restaurants.

In May 2005 the Committee revised the Short-Term Program’s payout schedule, which previously provided for quarterly payouts for all participants. Following the change, bonuses earned under the Short-Term Program by the Executive Chairman and the Chief Executive Officer of the Company were calculated and paid on an annual basis, following the end of the Company’s fiscal year. Effective in 2006, bonuses earned under the Short-Term Program by all executive officers of the Company will be calculated and paid on an annual basis, an approach the Committee believes generally preferable for corporate governance reasons.

Long-Term Incentive Compensation. The Committee implemented a new long-term incentive compensation program (the “Long-Term Program”) in 2005 applicable to officers of the Company, including all executive officers, and certain other employees. Long-Term Program participants received awards in 2005 of stock options under the Company’s 1999 Team Member Stock Ownership Plan (the “Ownership Plan”). The 2005 option grants were awarded in two components:  (a) an outright grant and (b) a supplemental, two-for-one matching option grant based upon shares of the Company’s stock owned by the participant and designated under the terms of the Long-Term Program (up to certain individual maximums), including a requirement that the designated shares be held for the entire option vesting period. The amounts of the outright grants and the individual maximums for the supplemental matching grants were based primarily on the relative strategic importance of each participant’s position in the Company. All stock options granted in 2005 include a two-year cliff-vesting period and have a term of five years. The Company also imposed a requirement that the proceeds of the exercise of stock options granted under the Long-Term Program, net of sales in order to pay the option price and applicable taxes, be held in Company stock for at least one year.

The Company expensed awards of stock options in 2005 at the time of grant, in accordance with the fair value method contained in SFAS No. 123, Accounting and Disclosure of Stock-Based Compensation, using the Black-Scholes-Merton option pricing model. The timing of the option grants in 2005, in the first and second quarters, was determined primarily to coincide generally with so-called “open window” periods to which the Company’s executive officers are strongly encouraged to limit their open-market transactions in Company stock, absent their enactment of a trading plan in accordance with SEC rules.

Substantially all officers of the Company who were participants in the Long-Term Program, including all executive officers, also received awards of performance units under the Ownership Plan. Individual awards were based primarily on the relative strategic importance of each participant’s position in the Company. Payouts for the performance units are measured over a three-year performance period based on total return to the Company’s shareholders compared to a peer group of companies listed below, with awards for performance over certain relative percentile thresholds ranging from 50% of the target performance unit award at the 40th percentile to 200% of the target at or above the 75th percentile. All performance unit payouts, if any, will be made in cash. Each performance unit, when paid out at target, consists of a dollar amount equivalent to the value of one share of the Company’s stock. The performance period for units awarded in 2005 will conclude at the end of 2007. Following are the 35 peer companies used to track the relative performance of the Company’s stock for the performance-unit component of the 2005 Long-Term Program:

Applebee’s International, Inc.	Krispy Kreme Doughnuts, Inc.
BJ’s Restaurants, Inc.	Landry’s Restaurants, Inc.
Bob Evans Farms, Inc.	Lone Star Steakhouse & Saloon, Inc.
Brinker International, Inc.	McDonald’s Corporation
BUCA, Inc.	O’Charley’s Inc.
Buffalo Wild Wings, Inc.	Outback Steakhouse, Inc.
California Pizza Kitchen, Inc.	Panera Bread Company
CBRL Group, Inc.	P.F. Chang’s China Bistro, Inc.
CEC Entertainment, Inc.	RARE Hospitality International, Inc.

Champps Entertainment, Inc.	Red Robin Gourmet Burgers, Inc.
The Cheesecake Factory Incorporated	Ruby Tuesday, Inc.
CKE Restaurants, Inc.	Ryan’s Family Steak Houses Inc.
Darden Restaurants, Inc.	Sonic Corp.
Dave & Busters, Inc.	The Steak n Shake Company
Domino’s Pizza, Inc.	Total Entertainment Restaurant Corp.
Famous Dave’s of America, Inc.	Wendy’s International, Inc.
IHOP Corporation	Yum! Brands Inc.
Jack in the Box Inc.

The Company expenses awards of performance units over the performance period, based on quarterly projections of the number of equivalent shares earned and the value of the equivalent shares, which are determined through estimates of both the stock price at the end of the performance period and the three-year relative performance measure. The timing of the awards of performance units in 2005 was determined primarily to be contemporaneous with the stock option grants, and the performance period (commencing January 1, 2005, through December 31, 2007) was determined primarily to permit measurement of the relative performance of the Company’s and the peer group’s stocks over three full calendar years.

Stock Ownership Guidelines. In order to encourage the achievement and maintenance of management ownership interests in the Company, the Committee established stock ownership guidelines for executive officers and other management employees, based on a multiple of base salary, to be achieved by 2010 (or within five years of becoming subject to the guidelines). The Company’s Executive Chairman and the Chief Executive Officer are required to reach ownership levels equal to five times their base salaries. Ownership levels for other key staff and business unit executives range from one to three times their base salaries. (Non-employee members of the Company’s Board of Directors, including the members of the Committee, are required to achieve an ownership level of five times the amount of their annual retainer.)  Individual compliance with the ownership guidelines is measured against the following annual progress benchmarks:  First year – 10%; second year – 25%; third year – 45%; fourth year – 70%; and fifth year – 100%.

Under the guidelines, ownership is calculated based on the higher of the purchase price for newly acquired shares and the value of shares owned at the time of calculation. For purposes of compliance with the stock ownership guidelines, individuals may include in their eligible holdings Company stock beneficially owned by the individual, so-called “phantom” shares deemed held through the Company’s deferred compensation plan, shares of restricted stock and the pre-tax value of vested but unexercised stock options.

Chief Executive Officer Compensation.

Nigel Travis. Nigel Travis joined the Company as Executive Vice President and as a member of the Board on January 31, 2005, and became Chief Executive Officer and President on April 1, 2005. Mr. Travis’s compensation was negotiated with the Committee and with an ad hoc committee of the Board established to assist in the Company’s search for a new chief executive officer, resulting in an employment agreement with the Company. The overall value of Mr. Travis’s compensation at the time of his engagement was established after review of survey data obtained by an independent consulting firm for the Committee during the search and a compensation consultant retained prior to Mr. Travis’s recruitment.

Mr. Travis’s employment agreement, which has a term of five years, calls for the following compensation (figures related to the Company’s common stock have been adjusted to reflect a two-for-one stock split effected January 13, 2006):  (a) an inducement grant of an option to purchase 400,000 shares of common stock from the Company at the market price at the time of the commencement of his employment; (b) an annualized base salary of $730,000 as Chief Executive Officer; (c) an annual bonus targeted at 100% of base salary under the Short-Term Program, which was in 2005 based upon the Company’s achievement of certain target levels of operating income, comparable store sales growth and restaurant-level transactions; (d) an annual grant (prorated for 2005) of an option to purchase 170,000 shares of common stock under the Ownership Plan; (e) an additional annual grant of an option to purchase up to 40,000 shares of the Company’s common stock under the Ownership Plan, representing two times the number of shares of the Company’s common stock purchased or owned by Mr. Travis and designated under the Company’s executive incentive compensation program; and (f) an annual award of 20,000 performance units under the Ownership Plan. Under the agreement the Company provided Mr. Travis with the one-time right in 2005, in lieu of receiving a matching stock option grant in 2006 and 2007, to receive an option to purchase up to 120,000 shares of the Company’s common stock, representing two times the number of shares of the Company’s common stock purchased or owned by Mr. Travis and designated under the executive incentive compensation program. All stock options granted or to be granted to Mr. Travis as described above have an option price equal to the market price of the Company’s common stock on the grant date, vest after two years and have a term of five years.

Mr. Travis will receive severance benefits under his employment agreement if the Company terminates his employment for any reason other than for “cause,” as defined in the agreement, or if Mr. Travis terminates his employment for “good reason,” as defined in the agreement. In either instance Mr. Travis would be entitled to receive, if termination occurs within the first three years of employment, two years’ base salary over 24 months, or one year’s base salary over 12 months if termination occurs after three years of employment. During any period in which Mr. Travis receives such severance compensation he will be retained as a consultant.

The Committee awarded a payment to Mr. Travis under the Short-Term Program for 2005 of $1,000,000, or 178% of his actual base salary received in 2005 (representing the same percentage of his target bonus), based upon the levels of operating income and system-wide same-store sales growth levels achieved by the Company in 2005, adjusted based on levels of same-store transactions growth, which included approximately $154,000 awarded in the Committee’s discretion to reflect the Committee’s and the Board’s view of the Company’s and Mr. Travis’s strong performance in 2005.

In accordance with his employment agreement, as described above, Mr. Travis also received awards of equity-based compensation. He received an inducement stock option grant upon the commencement of his employment for 400,000 shares of common stock at the option price of $16.09 per share, on terms identical to the terms and conditions of the Ownership Plan. He also received awards under the Ownership Plan as part of the Long-Term Program, including a stock option grant for 265,570 shares of common stock at the option price of $17.98 per share, representing the outright and matching option grants described above, and an award of 20,000 performance units, for which the three-year performance period will conclude at the end of 2007.

John H. Schnatter. The Committee also determined the compensation of John H. Schnatter, Founder of the Company, for services rendered in 2005 as Chairman of the Board, Chief Executive Officer and President of the Company until April 1, 2005, and in his position thereafter as the Company’s Executive Chairman, following his relinquishment of the offices of Chief Executive Officer and President. The Committee previously had reviewed market survey data for chief executive officer compensation at restaurant companies of comparable size based on revenues and evaluated Mr. Schnatter’s base compensation based upon the market pricing information and in light of the compensation policies and components described above and Mr. Schnatter’s scope of responsibilities. The survey data reviewed by the Committee indicated that Mr. Schnatter’s base compensation was relatively low in comparison to the market, but at Mr. Schnatter’s request the Committee did not increase his base compensation as Chief Executive Officer for 2005, which the Committee set at $575,200, the same salary set for 2004 and during 2003. With input from an independent compensation consultant, the Committee decided to maintain Mr. Schnatter’s level of base compensation at the time he became Executive Chairman and relinquished his positions as Chief Executive Officer and President, primarily because of the Committee’s and the Board’s expectations of Mr. Schnatter’s continued active involvement in the management of the Company and his unique position as the Company’s founder and advertising spokesperson.

Mr. Schnatter’s target under the Short-Term Program for 2005 was set at 75% of his base salary (reduced to 45% for 2005 as part of a budget-related adjustment applicable to targets for most participants in the Short-Term Program). The Committee awarded a payment to Mr. Schnatter under the Short-Term Program for 2005 of $500,000, or 89% of his base salary (representing 193% of Mr. Schnatter’s target bonus), based upon the levels of operating income and system-wide same-store sales growth levels achieved by the Company in 2005, adjusted based on levels of same-store transactions growth, which included approximately $117,000 awarded in the Committee’s discretion to reflect the Committee’s and the Board’s view of the Company’s and Mr. Schnatter’s strong performance in 2005.

Mr. Schnatter also received awards under the Long-Term Program. He received an outright stock option grant under the Ownership Plan to purchase 15,000 shares of common stock, together with an additional option to purchase 60,000 shares, based on 30,000 shares owned by Mr. Schnatter and designated under the Long-Term Program. All stock options granted to Mr. Schnatter in 2005 have a strike price of $17.98, the market price of the Company’s common stock on the grant date, vest after two years and have a term of five years. In addition, Mr. Schnatter received an award of 15,000 performance units, for which the three-year performance period will conclude at the end of 2007.

OBRA Deductibility Limitation. The Omnibus Budget Reconciliation Act of 1993 (“OBRA”) limits the deduction by public companies of compensation of certain executive officers to $1 million per year, per executive officer, unless certain criteria are met. It is the Company’s policy to comply whenever appropriate and possible with the requirements of OBRA applicable to the qualification of any such compensation for deductibility, and the Committee continues to review issues relating to this compensation deduction limitation.

COMPENSATION COMMITTEE

F. William Barnett, Chairman
Norborne P. Cole, Jr.
Olivia F. Kirtley

AUDIT COMMITTEE REPORT

The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its subsidiaries, including the appointment, compensation and retention of the independent auditor, and to oversee the performance of the internal auditing function. A copy of the Audit Committee’s charter, which the Committee reviewed and updated in 2005, is attached to this Proxy Statement as Annex A and is available in the Investor Relations section of the Company’s website (www.papajohns.com).

Each member of the Committee is independent as determined by the Company’s Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards. In addition, the Board has determined that Olivia F. Kirtley is an “audit committee financial expert” as defined by SEC rules.

In fulfilling its oversight responsibilities with respect to the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements (including any required management certifications), and the Company’s quarterly earnings announcements, prior to issuance. Management has the primary responsibility for preparing the financial statements and complying with the reporting process, including the systems of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of audited financial statements with accounting principles generally accepted in the United States and for providing their judgments as to the quality, not just the acceptability, of the Company’s accounting principles.

During 2005, Company management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the independent auditors of matters required to be discussed with the Committee by Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees). The Committee also discussed with the independent auditors matters relating to their independence from management and the Company, including the written disclosures from the independent auditors required by Independence Standards Board (ISB) Standard No. 1 (Independence Discussions with Audit Committees). The Committee pre-approved all audit and non-audit fees paid to the independent auditors.

The Committee held eight meetings during fiscal year 2005. The Committee discussed with the Company’s independent auditors and the Company’s internal audit management the overall scope and plans for their audits. The Committee meets with both the independent auditors and the Company’s internal audit management to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Committee also meets in separate executive sessions periodically with the Company’s independent auditors, internal audit management and Chief Financial Officer, as well as in private sessions. The Committee considers and approves transactions involving related parties of the Company.

In reliance upon the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 25, 2005, for filing with the Securities and Exchange Commission. The Committee also has reappointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

AUDIT COMMITTEE

Olivia F. Kirtley, Chairman
F. William Barnett
William M. Street

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005 none of the executive officers or directors of the Company was a member of the board of directors of any other company such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section describes certain transactions during the last fiscal year that involved directors and executive officers of the Company and their affiliates.

Franchise and Development Arrangements

Executive officers and directors of the Company hold equity interests in entities that are franchisees of the Company, as described in the table below. Some of these individuals acquired their interests before the Company’s 1993 initial public offering, and some of the entities in which they hold interests acquired development rights at reduced development fees and also pay a reduced franchise fee when each restaurant is opened. The Company has since entered into additional franchise and development agreements with non-employee directors and executive officers of the Company and entities in which they have an equity interest, and may continue to do so in the future. Under the Company’s policy governing transactions with related-party franchisees, which is described below, any such franchise arrangements into which the Company enters in the future will be on terms no more favorable to directors and officers than with independent third parties.

The following table describes franchise and development arrangements during 2005 between the Company and entities in which the Company’s executive officers and directors, as well as their immediate family members, had an equity interest as of the end of the fiscal year, and the amount of royalties and franchise and development fees earned by or paid to the Company from such entities during 2005. Such entities also purchase various food and other products from the Company’s commissary system and may purchase from or through the Company certain goods and services, including insurance, needed to operate a Papa John’s restaurant. All such purchases and sales are made on terms and at rates identical to those that may be obtained from the Company by an independent franchisee.

Name and Percentage Owned	Franchise Entity – Amounts Earned
John H. Schnatter (76.0%) Annette Schnatter (24.0%)	Joe K Corporation – Operates one restaurant in Louisville, Kentucky. Paid royalties of $39,047 in 2005. Annette Schnatter is Mr. Schnatter’s wife.

John H. Schnatter (8.3%)	Sherfiz, Inc. – Operates one restaurant in Ohio. Paid royalties of $32,591 in 2005.

John H. Schnatter (8.0%)	Sherfiz II, Inc. – Operates one restaurant in Ohio and one in West Virginia. Paid royalties of $51,605 in 2005.

John H. Schnatter (8.0%)	P.J. Cambridge, Inc. – Operates one restaurant in Ohio and two in West Virginia. Paid royalties of $77,733 in 2005.

Charles W. Schnatter (31.3%) Richard J. Emmett (31.3%) Timothy C. O’Hern (37.4%)

Capital Pizza, Inc. (1) – Operates thirteen restaurants in Illinois, Indiana and Kentucky. Paid royalties of $302,133 in 2005. Messrs. Schnatter, Emmett and O’Hern are executive officers of the Company.

Charles W. Schnatter (31.3%) Richard J. Emmett (31.3%) Timothy C. O’Hern (37.4%)	Indiana Capital Pizza Company (1) – Operates five restaurants in Indiana. Paid royalties of $95,538 in 2005.

Wade S. and Elizabeth Oney (95.0%)	Bam-Bam Pizza, Inc. – Operates 21 restaurants in Florida. Paid royalties of $844,579 in 2005. Elizabeth Oney is Mr. Oney’s wife.

Wade S. Oney (95.0%)	L-N-W Pizza, Inc. – Operates 12 restaurants in Florida. Paid royalties of $534,836 in 2005.

Wade S. Oney (50.0%)	Brown’s Pizza, Inc. – Operates two restaurants in Florida. Paid royalties of $84,454 in 2005.

Wade S. Oney (35.0%)	Eagle Eye Pizza, Inc. – Operates three restaurants in Oregon. Paid royalties of $78,088 in 2005.

Wade S. Oney (100%)	Oney Bayside, LLC – Operates 13 restaurants in Florida. Paid royalties of $255,923 in 2005

Jack A. Laughery (12.0%)	PJ United, Inc. and subsidiaries – Operate 112 restaurants in Alabama, Louisiana, Ohio, Texas, Utah and Virginia. Paid royalties of $3,411,521 in 2005.

Jack A. Laughery (21.2%)	PJIOWA, L.C. – Operates 22 restaurants in Iowa and two restaurants in Illinois. Franchise and development fees earned by the Company in 2005 were $5,000. Paid royalties of $618,083 in 2005.

Jack A. Laughery (18.7%) Helen Laughery (3.3%) Brenda Weinke (1.7%) Kelly Laughery (1.7%) M. Christine Laughery (1.7%) Sarah McCauley (1.7%)	Houston Pizza Venture, LP – Operates 50 restaurants in Texas. Paid royalties of $1,373,061 in 2005. Helen Laughery is Mr. Laughery’s wife, and the other persons named are his daughters.

(1)           Indiana Capital Pizza Company merged into Capital Pizza, Inc., in August 2005.

In December 2004, the Audit Committee and the Board approved policies and procedures for consideration of restaurant development, acquisition and disposition transactions involving franchisees in which directors or executive officers of the Company, or their immediate families, have significant ownership, generally defined as ten percent or more. Under the policy, the Audit Committee ultimately must consider and determine whether to approve or disapprove any subject transaction involving a related party. Proposed acquisitions and dispositions of restaurants involving the Company and related parties must be evaluated in light of an appraisal by a reputable, disinterested third party. With respect to proposed new development by related parties, if the Company declines to exercise its right of first refusal, the policy requires that the opportunity be made available to qualified franchisees without related-party ownership. Similarly, with respect to a proposed acquisition of a restaurant by a related party from another franchisee, if the Company declines to exercise its right of first refusal, the Company must consider making recommendations concerning possible alternative, nonrelated-party franchisee parties. Finally, the policy requires that any proposed disposition of a restaurant by a related party to another franchisee must be disclosed to the Audit Committee, and must be approved by the Audit Committee if the proposed transaction includes any consideration by or from the Company outside the ordinary course of business with other franchisees.

Employment Arrangements with Directors and Executive Officers

Nigel Travis. On January 30, 2005, the Company entered into an employment agreement with Nigel Travis, effective January 31, 2005.  Under the agreement, effective April 1, 2005, Mr. Travis became Chief Executive Officer and President of the Company; until April 1 Mr. Travis worked on a part-time basis and held the title of Executive Vice President.  He was also appointed by the Board of Directors of the Company as a director.  For a description of Mr. Travis’s employment agreement, see “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.”

William M. Van Epps. On March 9, 2005, the Company entered into an employment agreement with William M. Van Epps.  Under the agreement, Mr. Van Epps will continue to hold the position of Chief Operations Officer, a position he has held since January 2004, through August 31, 2006.

The agreement provides for the employment of Mr. Van Epps for a term beginning March 9, 2005 and ending August 31, 2006, unless the agreement is terminated earlier in accordance with its terms.  The agreement provides for a base annual salary of $500,000 for service as Chief Operations Officer, and during each year of the term Mr. Van Epps will be eligible to receive bonus payments in accordance with the then-existing applicable bonus plan as approved by the Compensation Committee of the Board.  In addition, under the Company’s executive officer incentive compensation program, during each year of the agreement Mr. Van Epps will (a) receive an option to purchase 20,000 shares of Common Stock under the Ownership Plan; (b) receive an award of 4,000 performance units under the Ownership Plan, payable in cash, measured over a three-year performance period based on total return to the Company’s stockholders compared to a peer group of companies, with awards settled in cash; and (c) receive an annual stock option grant under the Ownership Plan of up to two times the number of shares of the Company’s common stock purchased by Mr. Van Epps on the open market or owned by Mr. Van Epps and designated under the incentive program (such option not to exceed 24,000 shares per annum). The agreement also permits Mr. Van Epps to participate in the Company’s deferred compensation plan, 401(k) plan, and medical, dental, life and disability insurance programs, as well as to receive other standard benefits offered by the Company to its employees from time to time.

Mr. Van Epps will receive severance benefits under the employment agreement if the Company terminates his employment for any reason other than for “cause,” as defined in the agreement. In that instance Mr. Van Epps would be entitled to receive an amount equal to the greater of the base salary that would be paid to him under the terms of the agreement or $500,000.

Wade Oney. Mr. Oney served as Chief Operating Officer of the Company from 1995 to 2000. He remains a director and franchisee of the Company, and until June 2005 was employed by the Company as a part-time executive business advisor responsible for providing advice to the executive leadership team on strategic Company initiatives. Mr. Oney received compensation of $20,000 for his services in 2005 until the termination of his employment.

Other Transactions

During 2005, the Company paid $399,000 to Hampton Airways, Inc. (“Hampton”), for charter aircraft services. Hampton’s sole shareholder is John Schnatter, the Company’s founder and Executive Chairman. The Company periodically reviews pricing data from other, independent air charter services and, on that basis, believes that the discounted rates charged by Hampton to the Company are at or below rates that the Company could obtain from the independent third parties for similar aircraft.

Until 2005, the Company and entities controlled by Mr. Schnatter agreed to share the services of certain employees of the Company, with the cost of compensation and benefits of those employees paid by the Company and Mr. Schnatter based on an allocation, updated annually, of each employee’s respective responsibilities performed for the Company and the entities controlled by Mr. Schnatter. In addition, Mr. Schnatter paid the Company rent for office space used by the shared employees, based on the same allocation of responsibilities. In September 2005, the Company and Mr. Schnatter

ended those arrangements. Accordingly, Mr. Schnatter and the Company currently share no employees of the Company, and Mr. Schnatter’s employees, including certain individuals who formerly served as shared employees, maintain no office space on Company property. During 2005, prior to termination of the sharing arrangement, Mr. Schnatter was charged $160,000 for his allocated cost of the shared employees’ compensation and benefits and $9,000 in rent for allocated office space.

Nigel Travis, Chief Executive Officer and President of the Company, was employed until 2004 as President and Chief Operating Officer of Blockbuster Inc., a provider of in-home rental and retail movie and game entertainment. In connection with his departure from Blockbuster, Mr. Travis entered into a separation agreement with Blockbuster, all prior to his recruitment by the Company. In addition to providing for certain severance payments and other consideration, the agreement included certain restrictions until March 2007 on Mr. Travis’s ability to affiliate with any business that competes with Blockbuster by providing home entertainment to consumers. During 2005, the Company entered into an agreement with Blockbuster, negotiated on an arms-length basis, related to a joint promotion of the Company’s and Blockbuster’s respective online programs and services. The Company believes that Blockbuster is better positioned than its competitors to promote and provide online products and services complementary to the Company’s marketing strategies and that the restrictions in Mr. Travis’s separation agreement were not a factor in the Company’s decision to enter into a promotion agreement with Blockbuster.

In 2005, Capital Pizza, Inc., a franchisee owned by three executive officers of the Company, Charles Schnatter, Richard Emmett and Timothy O’Hern, purchased three restaurants from another franchisee. The Company was not a party to the transaction and provided no incentives or special consideration in connection with the transaction.

In 2005, pursuant to an agreement made in 2001, the Company sold five restaurants to an operations vice president, who resigned from the Company upon completion of the sale. Capital Delivery, Ltd., a wholly owned subsidiary of the Company, provided short-term financing of the purchase price.

In 2004, a franchisee, PJ United, Inc., sold 13 restaurants in the one market area to another franchisee, and Capital Delivery, Ltd., provided financing to the other franchisee related to the transaction on terms, including interest rate and collateral security, reached after arms-length negotiation. In addition, the Company agreed to waive certain royalties due from the purchaser in 2005, which totaled $300,000. Separately, in May 2005 PJ United sold an additional 14 restaurants in another market to a franchisee, and the Company agreed to waive certain royalties due from the purchaser in 2005, which totaled $65,000. Jack Laughery, a director of the Company, holds a 12.0% ownership interest in PJ United.

In 1999, the Papa John’s Franchise Advisory Council, an advisory group comprised of certain Papa John’s franchisees that meets periodically to discuss issues of importance to the Company and its franchisees, initiated a program that allows the cost of cheese to Papa John’s restaurants to be established on a quarterly basis. Certain franchisees of the Company formed a corporation, BIBP Commodities, Inc. (“BIBP”), that purchases cheese at the prevailing market price and sells it to the Company’s distribution subsidiary, PJ Food Service, Inc. (“PJFS”), at a fixed quarterly price based in part upon historical average market prices. PJFS in turn sells cheese to Papa John’s restaurants at a set quarterly price. The purchase of cheese by PJFS from BIBP is not guaranteed. Capital Delivery, Ltd., has made available a $17.6 million line of credit to BIBP to fund cash deficits as they may arise; as of February 21, 2006, a balance of $8.3 million under the line was outstanding. The shareholders of BIBP include Wade Oney (9.09%) and PJ United, Inc. (18.18%), a franchisee entity owned in part by Jack Laughery. BIBP has paid its shareholders a total annual dividend equal to eight percent of each shareholder’s initial investment; payment of future dividends is at the discretion of BIBP’s board of directors and will depend upon the financial condition of BIBP and general business conditions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission. Based on a review of these reports and written representations from the reporting persons, the Company believes that all applicable Section 16(a) reporting requirements were complied with for all Common Stock transactions in 2005, except as follows:  Wade Oney, a director of the Company, reported late on Form 4 an automatic stock option grant made under the Company’s 2003 Stock Option Plan for Non-Employee Directors at the time he became a non-employee director upon the termination of his employment with the Company. Timothy O’Hern, an executive officer of the Company, reported late on Form 4 a stock option grant to his wife, who is also employed by the Company.

STOCK PERFORMANCE GRAPH

The following performance graph compares the cumulative total return of the Company’s Common Stock to the NASDAQ Stock Market (U.S.) Index and a group of the Company’s peers consisting of U.S. companies listed on NASDAQ with standard industry classification (SIC) codes 5800-5899 (Eating and drinking places). Relative performance is compared for the five-year period extending through the end of fiscal 2005. The graph assumes that the value of the investments in the Company’s Common Stock and in each index was $100 at the end of fiscal 2000, and, with respect to the index and peer group, that all dividends were reinvested.

$300
$200
$100
$0
269.4
253.9
93.0
12/29/2000
12/28/2001
12/27/2002
12/26/2003
12/23/2004
12/23/2005

Legend

Symbol	CRSP Total Returns Index for:	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005
	Papa John’s International, Inc.	100.0	127.2	126.4	147.6	152.6	269.4
	Nasdaq Stock Market (US Companies)	100.0	80.9	55.4	80.9	88.6	93.0
	NASDAQ Stocks (SIC 5800 – 5899 US Companies) Eating and drinking places	100.0	118.2	121.3	167.1	245.5	253.9

Notes:

A.  The lines represent monthly Index levels derived from compounded daily returns that include all dividends.

B.  The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.  If the monthly interval, based on the fiscal year - end, is not a trading day, the preceding trading day is used.

D.  The index level for all series was set to $100.0 on 12/29/2000.

2. PROPOSAL TO APPROVE AMENDMENT OF THE COMPANY’S

1999 TEAM MEMBER STOCK OWNERSHIP PLAN

The Board of Directors has adopted, and recommends that stockholders approve, an amendment to the Company’s 1999 Team Member Stock Ownership Plan (the “Ownership Plan”). The amendment increases the maximum number of shares of Common Stock that may be awarded in the form of restricted stock under the Ownership Plan from 200,000 to 500,000, in order to enhance the Company’s flexibility to grant awards of restricted stock as part of the overall executive incentive compensation program. The amendment does not increase the number of shares of Common Stock reserved for issuance under the Ownership Plan or change any other terms or conditions of the Plan.

Description of the Ownership Plan

The following description of the material terms of the Ownership Plan, as amended, is intended to be a summary, which is qualified in its entirety by the complete text of the Plan, which is attached to this Proxy Statement as Annex B. Except for the increase in the sublimit for awards of restricted stock, the amendment for which the Company is seeking stockholder approval makes no changes to the Ownership Plan as previously in effect.

General. The Ownership Plan, which the Board adopted and the Company’s stockholders approved in 1999, permits awards to eligible participants of stock options, restricted stock and performance units. The Ownership Plan is intended to advance the interests of the Company and its stockholders by encouraging eligible participants, who are largely responsible for the long-term success and development of the Company, to acquire and retain an ownership interest in the Company. The Company believes that equity incentives enhance the Company’s ability to attract and retain needed personnel.

An aggregate of 3,222,096 shares of Common Stock were reserved for issuance under the Ownership Plan as of December 25, 2005, no more than 200,000 of which may be used in the form of restricted stock. In addition, any shares as to which options or other benefits awarded under the Ownership Plan may lapse, expire, terminate or be canceled, are also reserved and available for issuance or reissuance under the Ownership Plan.

Employees of the Company and its subsidiaries and consultants or other advisors providing services to the Company or a subsidiary are eligible to receive awards under the Ownership Plan when designated by the Compensation Committee (the “Committee”) of the Board, which is responsible for administering the Ownership Plan. The Committee may designate eligible participants as it deems appropriate. At December 25, 2005, the Company employed approximately 13,200 persons.

The number of shares of Common Stock available for issuance under the Ownership Plan will be adjusted in the event of a merger, consolidation, reorganization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, and has been adjusted to reflect the two-for-one split of the Common Stock effective January 13, 2006. Shares of Common Stock subject to, but not delivered under, an award terminating or expiring for any reason generally will be available for the grant of future awards under the Ownership Plan.

The Ownership Plan will terminate on the earliest to occur of (i) the date when all shares of Common Stock available under the Ownership Plan have been acquired through the exercise of options, lapse of restrictions or payment of benefits under the Ownership Plan, (ii) February 25, 2009, or (iii) such earlier date as the Board of Directors may determine. The Board may amend, modify or terminate the Ownership Plan at any time, provided that amendments to the Ownership Plan will be subject to stockholder approval to the extent required to meet the conditions for exemption from Section 16(b) under the Exchange Act or applicable listing or regulatory requirements. No amendments of the Ownership Plan will impair the rights of any participant without such participant’s consent.

Stock Options. The Committee may grant stock options under the Ownership Plan. The Committee determines the number and purchase price of the shares of Common Stock subject to an option, the term of each option and the time or times during its term when the option becomes exercisable. The term of a stock option may not exceed ten years from the date of grant. No stock option will be issued under the Ownership Plan with an exercise price below the fair market value of a share of Common Stock on the date of grant. The maximum number of shares subject to stock options that may be awarded to any participant in any calendar year is 500,000 shares.

Stock options granted under the Ownership Plan may be either incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or stock options that do not so qualify. Incentive stock options granted to any participant holding more than 10% of the combined voting power of all classes of stock of the Company must be granted with an exercise price of not less than 110% of fair market value. Upon a Change in Control (as defined in the Ownership Plan) of the Company, all outstanding options will become fully vested and immediately exercisable.

Option shares must be paid for in cash at the time of exercise, except that in lieu of all or a portion of the cash the optionee may tender to the Company shares of Common Stock owned by the optionee having a fair market value at the close of business on the date the Company receives notice of the exercise equal to the exercise price, less any cash paid. Under the terms of the Ownership Plan, the Company may in its discretion establish cashless exercise procedures, subject to requirements of applicable laws and regulations, whereby an optionee may exercise an option or a portion thereof without making a direct payment of the option price to the Company.

Restricted Stock. Restricted stock consists of shares of Common Stock that are sold or transferred by the Company to a participant at a price that may be below their fair market value or for no payment, but subject to restrictions on their sale or other transfer by the participant. The Committee shall impose such other restrictions on the shares of restricted stock as the Committee may deem advisable, including but not limited to the achievement of specific performance goals or years of service to the Company. The Ownership Plan currently provides that no more than an aggregate of 200,000 shares of Common Stock may be issued under the Ownership Plan in the form of restricted stock, all of which were available for issuance as of March 13, 2006, and the Company is seeking stockholder approval of an amendment to the Ownership Plan to increase the sublimit for restricted shares to 500,000.

Performance Units. Performance units are rights to receive a payment from the Company that may be payable in cash or shares of Common Stock or both, provided certain performance standards are met. The Ownership Plan provides that the Committee will determine the performance goals based on business criteria that may include net income, growth in net income, earnings per share, growth in earnings per share, return on equity or return on capital for the Company, or for a region, subsidiary or other operating unit of the Company (“Performance Goals”). The Committee may establish more than one level of performance criteria such that a portion of the maximum number of performance units is allocated if a level other than the highest level is attained. The Committee also determines the number of performance units to be granted. The maximum payment that can be made pursuant to performance units that may be allocated to a participant in a calendar year is $1,000,000. Moreover, the Committee is required to certify that the Performance Goals have been satisfied prior to the payment of any units.

Plan Amendment

The Company believes that its compensation program for employees should permit the Company to continue to attract and retain highly qualified individuals, and that the equity component of compensation should help align the interests of executive officers and certain other key employees with the long-term interests of the Company’s stockholders. The Company’s current executive incentive compensation program consists of a combination of stock options and performance units awarded under the Ownership Plan (see “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION”). With the assistance of an independent compensation consultant, the Committee has continued to review its incentive compensation program to ensure that the program is effective and competitive. Following its most recent review, the Committee concluded that the Company should have greater flexibility to grant awards of restricted stock as part of the overall executive incentive compensation program. The Company believes that the opportunity to award restricted stock incorporating appropriate vesting requirements established by the Committee from time to time, based wholly or in part upon vesting criteria that include the achievement of pre-determined internal or external performance goals, will enhance the Company’s ability to maintain an effective executive incentive compensation program.

Accordingly, on February 16, 2006, the Board approved an amendment to the Ownership Plan, subject to stockholder approval, that provides for an increase in the aggregate number of shares that may be awarded in the form of restricted stock from 200,000 to 500,000. The amendment does not increase the number of shares of Common Stock reserved for issuance under the Ownership Plan. The Committee is evaluating the possibility of awarding shares of restricted stock in 2006 as one component of the Company’s executive incentive program, but no awards have been made or approved by the Committee, and no outstanding awards are contingent upon the stockholders’ approval of the amendment.

Certain Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences associated with the issuance and receipt of stock options, restricted stock and performance units. This summary is based on existing federal income tax laws, as in effect on the date of this Proxy Statement, which may change, even retroactively. The tax laws applicable to stock options, restricted stock and performance units are complex, so the following discussion of the tax considerations is necessarily general in nature and not comprehensive. This summary does not address all federal income tax considerations, nor does it address state, local, non-U.S., employment tax and other tax considerations. For example, this summary does not discuss the implications of the recent deferred-compensation rules on awards. Many shareholders may be subject to special tax rules and this summary does not address all aspects of federal income tax that may be relevant to a particular shareholder.

Stock Options. Generally, a participant is not required to recognize income at the time of the grant of a stock option, which is generally true for both incentive stock options and non-qualified stock options. A participant holding a non-qualified stock option recognizes ordinary income on the date of exercise of the non-qualified option. The amount required to be included in income is equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price. The participant would take a tax basis in the shares equal to the exercise price, plus the amount included in the participant’s income. Any gain or loss realized on a subsequent disposition of the shares would generally be treated as a capital gain or loss. Generally, a participant will not recognize taxable income upon the exercise of an incentive stock option, but the exercise of the option will result in alternative minimum taxable income to the same extent as if the option had been a non-qualified option. Generally, the participant will take a tax basis in the stock equal to the exercise price. Upon a subsequent sale of the stock acquired on the exercise of an incentive stock option, the amount of the gain would be treated as long-term capital gain equal to the difference between the sales price and the option’s exercise price so long as the stock is sold after (i) two years from the date of grant of the incentive stock option and (ii) one year from the exercise date of the incentive stock option. If the participant disposes of the stock prior to the expiration of these holding periods, the participant will recognize ordinary income at the time of the “disqualified disposition” equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price and (ii) the excess of the amount received for the stock over the exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the stock was held. If the incentive stock option is exercised after the participant ceases to be employed, special rules may apply.

Restricted Stock. Generally, a participant will not recognize ordinary income on an award of restricted stock at the time of grant, unless the participant makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code”). If the participant makes a Section 83(b) election, the participant would recognize ordinary income on the date of the award equal to the excess of the fair market value of the stock over the amount paid, if any. In the absence of a Section 83(b) election, a participant will recognize ordinary income on the date the stock vests (i.e., the date on which the stock is either (a) transferable or (b) not subject to a substantial risk of forfeiture) in an amount equal to the excess, if any, of the fair market value of the stock on the vesting date over the amount paid for the stock. The participant will take a tax basis in the stock equal to amount paid for the stock, if any, plus the amount included in income. The participant’s holding period begins after the stock vests (unless a Section 83(b) election has been made). Generally, a participant will recognize capital gain (or loss) on a subsequent disposition of the stock.

Performance Units. Generally, a participant will not recognize income on the grant of a performance unit. Instead, the participant will recognize ordinary income on the date the award is paid in cash or stock. The participant will recognize ordinary income in an amount equal to the amount of cash or the fair market value of the stock received. The Company generally will be entitled to a tax deduction in connection with an award in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) of the Code or otherwise limited by the Code.

Section 409A. Awards of stock options, restricted stock and performance units may, in some cases, result in deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that deferrals of these awards fail to meet the requirements of Section 409A of the Code, these awards may be subject to immediate taxation and penalties. The Company intends that awards under the Ownership Plan will be structured and administered in compliance with Section 409A of the Code or an exemption therefrom.

Benefits Under Equity Compensation Plans

The following table provides information as of December 25, 2005, regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans, including the Ownership Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a)
Equity compensation plans approved by security holders	2,784,692	$16.09	3,222,096

Equity compensation plans not approved by security holders (1)	400,000	16.09	—

Total	3,184,692	$16.09	3,222,096

(1)   On January 31, 2005, the Company awarded a stock option grant for 400,000 shares, at the closing market price on that date, as an inducement grant to Nigel Travis in connection with the commencement of his employment pursuant to an employment agreement. See “Employment Arrangements with Directors and Executive Officers” on page 20.

The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, is required for the approval of the above-described amendment to the Ownership Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S 1999 TEAM MEMBER STOCK OWNERSHIP PLAN. Shares of Common Stock covered by proxies executed and received in the accompanying form will be voted in favor of the amendment, unless otherwise specified on the proxy.

3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has reappointed Ernst & Young LLP, independent auditors, to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 2006. Ernst & Young has audited the Company’s financial statements since 1991. Fees paid to Ernst & Young by the Company for each of the last two fiscal years, in each of the following categories, were as follows:

	2005	2004
Audit fees	$728,216	$572,140
Audit-related fees	74,889	225,007
Tax fees	82,997	89,500
All other fees	—	—
Totals	$886,102	$886,647

Fees for audit services included fees associated with the annual audit of the Company and certain subsidiaries and the reviews of the Company’s quarterly reports on Form 10-Q, a consent letter in connection with the Company’s Uniform Franchise Offering Circular and letters issued concerning debt compliance. Audit-related services included audits of an employee benefit plan and other related entities and consultations concerning accounting issues. Tax fees included tax compliance and consultation services.

The increase in audit fees from 2004 to 2005 was primarily related to additional audit procedures associated with Ernst & Young’s audit of the Company’s internal controls related to Section 404 of the Sarbanes-Oxley Act. The decrease in audit-related fees from 2004 to 2005 primarily was the result of the performance in 2004 of additional procedures with respect to the adoption of Financial Accounting Standards Board No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 (FIN 46).

All audit-related, tax and other services for 2005 were pre-approved by the Audit Committee, which concluded that the provision of those services by Ernst & Young was compatible with the maintenance of the auditors’ independence in the conduct of the auditing functions. The Audit Committee has adopted a policy that requires pre-approval of all services by the independent auditors. The policy also authorizes the Chairman of the Audit Committee to pre-approve non-audit services at or below a certain dollar threshold, provided that the Chairman promptly notifies the other members of the Audit Committee of the approved engagement. Individual engagements anticipated to exceed the dollar threshold must be separately approved.

Representatives of Ernst & Young will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions by stockholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board’s selection of Ernst & Young as the Company’s independent auditors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

OTHER BUSINESS

The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

CODE OF ETHICS

The Company has a Code of Ethics and Business Conduct, which is applicable to all officers, directors and employees of the Company and its subsidiaries and affiliates, including the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Ethics and Business Conduct is available in the Investor Relations section of the Company’s website (www.papajohns.com). The Company intends to post amendments to or waivers from its Code of Ethics and Business Conduct (to the extent applicable to the Company’s Chief Executive Officer or Chief Financial Officer) at the same location on its website.

STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for next year’s Annual Meeting, the written proposal must be received by the Company no later than November 17, 2006. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year’s Annual Meeting, written notice must be received by the Company not less than 60 days prior to the scheduled date of the meeting. All stockholder proposals also must comply with certain requirements set forth in the Company’s Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company’s principal offices at P.O. Box 99900, Louisville, Kentucky 40269-0900.

The Nominating and Corporate Governance Committee of the Board will consider candidates for election to the Board recommended by a stockholder in accordance with the Company’s Certificate of Incorporation, and will do so in the same manner as the Committee evaluates any other properly recommended nominee. Any nomination by a stockholder of a person for election to the Board at an Annual Meeting of Stockholders, or a special meeting of stockholders called by the Board for the purpose of electing directors, must be received at the Company’s principal offices not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, and must comply with certain other requirements set forth in the Company’s Certificate of Incorporation.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders of the Company may communicate with the Board in writing addressed to:

Board of Directors

c/o Corporate Secretary

Papa John’s International, Inc.

P.O. Box 99900

Louisville, Kentucky  40269

The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.

The Company strongly encourages each of its directors to attend each Annual Meeting of the Company’s stockholders whenever attendance does not unreasonably conflict with the director’s other business and personal commitments. All of the Company’s directors attended the 2005 Annual Meeting of Stockholders, except Owsley Brown Frazier, who was unable to attend for health-related reasons.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the fiscal year ended December 25, 2005, accompanies this Proxy Statement.

By Order of the Board of Directors

/s/ Richard J. Emmett
RICHARD J. EMMETT
Senior Vice President, General Counsel and Secretary

Louisville, Kentucky
March 17, 2006

Annex A

AUDIT COMMITTEE CHARTER

A.            Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Papa John’s International, Inc. (the “Company”) shall be to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its subsidiaries, including:

•              the Company’s accounting and financial reporting processes;

•              the independent auditors’ qualifications, independence and performance, including the audit of the Company’s financial statements;

•              the Company’s internal audit function;

•              the Company’s systems of internal controls regarding financial and accounting compliance; and

•              the Company’s compliance with legal and regulatory requirements that impact financial reporting.

The Committee’s role is one of oversight. Company management is responsible for the preparation of the Company’s financial statements, for maintaining appropriate systems for accounting and internal controls, and for monitoring compliance with the Company’s policies and rules regarding business conduct. The Company’s independent auditors are responsible for planning and conducting proper audits and reviews of the Company’s financial statements. Ensuring that the Company’s financial statements comply with generally accepted accounting principles is the joint responsibility of Company management and the independent auditors.

B.            Membership and Qualifications

1.             The Committee shall consist of three (3) or more directors.

2.             Each member of the Committee shall be “independent” as determined by the Board according to all applicable independence requirements.

3.             Each member of the Committee shall, in the judgment of the Board, be financially literate and have the ability to read and understand the Company’s financial statements.

4.             At least one (1) member of the Committee shall, in the judgment of the Board, have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication (as required by applicable listing standards), including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

C.            Authority and Responsibilities

To carry out its purpose, the Committee shall have the following authority and responsibilities:

1.             Meetings. The Committee shall meet four times each year and more frequently as circumstances may require.

2.             Delegation. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

3.             Engagement and evaluation of independent auditors. The Committee shall have the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company’s independent auditors. The Committee shall recommend the independent auditors to the Company’s stockholders annually for ratification. The Committee shall have the sole authority to approve all audit engagement fees and terms, and shall pre-approve any nonaudit services provided to the Company by the independent auditors. The Committee shall establish pre-approval policies and procedures for this purpose. The independent auditors shall report directly to the Committee. At least annually the Committee shall obtain and review a report regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

4.             Auditors’ independence. The Committee shall discuss with the independent auditors their independence from management and the Company and the matters included in the auditors’ written disclosures required by the Independence Standards Board Standard No. 1 (ISB 1), including all relationships or services between the independent auditors and the Company, and any other relationships that may adversely affect the objectivity of the independent auditors, and to the extent any relationships are identified, recommend action, if appropriate, to the full Board in view of such reviews and discussions.

5.             Internal audit. The Committee shall review and approve the Company’s appointment or change of the internal corporate audit staff leader.

6.             Accounting policies and disclosures. The Committee shall discuss with the auditors the matters required to be communicated under Statement on Auditing Standards No. 61, Communication with Audit Committees (SAS 61), including but not limited to the auditors’ judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues, judgments and disclosures in financial statements.

7.             Plans and results of audits. The Committee shall discuss with the independent auditors and internal auditors the overall scope and plans for their audits. The Committee shall meet with the independent auditors and internal auditors and management to discuss the results of the auditors’ examinations, any audit problems, including any restrictions on the scope of work or access to requested information, any disagreements with management, any significant issues discussed with the independent auditors’ national office, and management’s response.

8.             Legal and regulatory matters. The Committee shall review any legal and regulatory matters that may have a material impact on the Company’s financial statements, related Company compliance policies and programs and reports received from regulators.

9.             Accounting, financial and disclosure controls. The Committee shall discuss with management and the auditors the effectiveness of the Company’s accounting, financial and disclosure controls, including the Company’s practices with respect to risk assessment and risk management.

10.           Review of periodic financial statements, earnings releases and management’s disclosures and certifications. The Committee shall review with management and the independent auditors the Company’s annual and interim financial statements, and other documents containing such statements, each prior to filing with the Securities and Exchange Commission or public distribution. In connection with each periodic report, the Committee shall review management’s disclosures and certifications required under the Sarbanes-Oxley Act. The Committee also shall discuss with management and the independent auditors the Company’s earnings press releases prior to each release.

11.           Conflicts of interest; related-party transactions. The Committee shall review matters pertaining to possible conflicts of interest. The Committee shall review and consider whether to approve all related-party transactions as required by law or regulation or policies adopted by the Board or the Committee from time to time.

12.           Complaints concerning financial matters; investigations. The Committee shall establish the Company’s procedures for the receipt, retention and handling of complaints received by or on behalf of the Company regarding accounting, auditing or any other financial matters, including the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. The Committee is authorized to investigate any other matters brought to its attention within the scope of its duties.

13.           Proxy statement report. The Committee shall provide a report of the Committee required by Securities and Exchange Commission rules to be included in the proxy statement for each annual meeting of the Company’s stockholders, and provide a copy of the Committee’s charter for publication in the Company’s annual proxy statement as required periodically.

14.           Outside advisors. The Committee shall have the authority to retain such consultants, outside counsel and other advisors as the Committee deems appropriate to assist in discharging its responsibilities. In addition, by adoption of this charter, the Board authorizes funding for the Committee, at the Committee’s discretion, for the discharge of the Committee’s functions and responsibilities.

15.           Open communications; reports to the Board. The Committee shall provide an open avenue of communications between and among the independent auditors, the internal auditors, management and the Board. The Committee shall meet in separate executive sessions periodically with the Company’s independent auditors, internal auditors, Chief Financial Officer and General Counsel to discuss any matters that the Committee or any of those persons believes should be discussed. The Committee shall report the results of its deliberations and activities to the Board.

16.           Charter. The Committee shall review at least annually the adequacy of this charter and recommend any desired changes to the Corporate Governance and Nominating Committee for approval and further recommendation to the Board.

* * *

Annex B

PAPA JOHN’S INTERNATIONAL, INC.

1999 TEAM MEMBER STOCK OWNERSHIP PLAN

(Amended and Restated as of January 13, 2006)

ARTICLE 1. PURPOSE

The purpose of the 1999 Team Member Stock Ownership Plan (the “Plan”) is to enhance the ability of Papa John’s International, Inc. and its subsidiaries to secure and retain the services of persons eligible to participate in the Plan and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1  Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

(a) “Award” shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock or Performance Units.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cause” shall mean (i) the failure by a Participant to render services to the Company, which failure amounts to gross neglect or gross insubordination, (ii) the commission by a Participant of an act of fraud or embezzlement against the Company, or (iii) a Participant being convicted of a felony, or failing to contest a felony prosecution.

(d) A “Change in Control” shall mean (i) the acquisition by any person after the date hereof of beneficial ownership of 50% or more of the voting power of the Company’s outstanding voting stock, (ii) three or more of the current members of the Board ceasing to be members of the Board (unless any replacement director is elected by a vote of either at least 75% of the remaining directors, or of at least 75% of the shares entitled to vote on such replacement) or (iii) approval by the stockholders of the Company of (a) a merger or consolidation of the Company with another corporation if the stockholders of the Company immediately before such vote will not, as a result of such merger or consolidation, own more than 50% of the voting stock of the corporation resulting from such merger or consolidation, or (b) a complete liquidation of the Company or sale of all, or substantially all, of the assets of the Company. Notwithstanding the foregoing, a Change in Control shall not occur solely because 50% or more of the voting stock of the Company is acquired by (i) a trust which is part of an employee benefit plan maintained by the Company or its Subsidiaries or (ii) a corporation which, immediately following such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(f) “Committee” shall mean the committee described in Section 3.1.

(g) “Common Stock” shall mean shares of the Company’s common stock, par value $.01 per share.

(h) “Company” shall mean Papa John’s International, Inc., a Delaware corporation.

(i) “Disability” shall mean a physical or mental infirmity which the Committee determines impairs the Participant’s ability to perform substantially his or her duties for a period of 180 consecutive days.

(j) “Effective Date” shall mean February 25, 1999, the date the Plan was adopted by the Board.

(k) “Employee” shall mean an individual who is a full-time or part-time employee of the Company or a Subsidiary.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m) “Fair Market Value” of a share of Common Stock shall mean, as of any applicable date, the closing sale price of the Common Stock on the NASDAQ National Market System or any national or regional stock exchange on which the Common Stock is then traded. If no such reported sale of the Common Stock shall have occurred on such date, Fair Market Value shall mean the closing sale price of the Common Stock on the next preceding date on which there was a reported sale. If the Common Stock is not listed on the NASDAQ National Market System or a national or regional stock exchange, the Fair Market Value of a share of Common Stock as of a particular date shall be determined by such method as shall be determined by the Committee.

(n) “ISOs” shall have the meaning given such term in Section 6.1.

(o) “NQSOs” shall have the meaning given such term in Section 6.1.

(p) “Option” shall mean an option to purchase shares of Common Stock granted pursuant to Article 6.

(q) “Option Agreement” shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

(r) “Option Exercise Price” shall mean the purchase price per share of Common Stock subject to an Option, which shall not be less than the Fair Market Value on the date of grant.

(s) “Participant” shall mean any Employee or any consultant or advisor providing services to the Company or a Subsidiary selected by the Committee to receive an Award under the Plan.

(t) “Performance Goals” shall have the meaning given such term in Section 8.4.

(u) “Performance Period” shall have the meaning given such term in Section 8.3.

(v) “Performance Unit” shall mean the right to receive a payment from the Company upon the achievement of specified Performance Goals as set forth in a Performance Unit Agreement.

(w) “Performance Unit Agreement” shall mean an agreement evidencing a Performance Unit Award, as described in Section 8.2.

(x) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(y) “Plan” shall mean this Papa John’s International, Inc. 1999 Team Member Stock Ownership Plan as the same may be amended from time to time.

(z) “Restriction Period” shall mean the period determined by the Committee during which the transfer of shares of Common Stock is limited in some way or such shares are otherwise restricted or subject to forfeiture as provided in Article 7.

(aa) “Restricted Stock” shall mean shares of Common Stock granted pursuant to Article 7 as to which the restrictions have not lapsed.

(ab) “Restricted Stock Agreement” shall mean an agreement evidencing a Restricted Stock Award, as described in Section 7.2.

(ac) “Retirement” shall mean retirement by a Participant in accordance with the terms of the Company’s retirement or pension plans, if any, or, if the Company has no such plans, then retirement after reaching age 65.

(ad) “Subsidiary” shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned, directly or indirectly, by such company.

2.2  Gender and Number. Unless otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3  Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION

3.1  The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other committee (the “Committee”) appointed by the Board consisting of two or more directors of the Company. It is intended that each Committee member shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2  Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

(a) select Participants to whom Awards are granted;

(b) determine the size, type and frequency of Awards granted under the Plan;

(c) determine the terms and conditions of Awards, including any restrictions, conditions or forfeiture provisions relating to the Award, which need not be identical;

(d) determine whether and the extent to which Performance Goals have been met:

(e) determine whether and when a Participant’s status as an Employee, consultant, or advisor has terminated for purposes of the Plan;

(f) cancel or modify, with the consent of the Participant, outstanding Awards and grant new Awards in substitution therefor, provided, however, that (without limitation of the provisions of Section 4.1 with respect to lapsed, expired, terminated or forfeited Awards) the Committee may not, without approval of the Company’s stockholders, reduce the Option Exercise Price of a previously granted Award, or effect such a reduction through the cancellation and replacement or regrant of any Award.

(g) accelerate the exercisability of, and accelerate or waive any or all the restrictions and conditions applicable to, any Award, for any reason;

(h) extend the duration of an Option exercise period or term of an Award;

(i) construe and interpret the Plan and any agreement or instrument entered into under the Plan;

(j) establish, amend and rescind rules and regulations for the Plan’s administration; and

(k) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority. Notwithstanding the foregoing, the Committee may not delegate its responsibilities hereunder if such delegation would jeopardize compliance with the “outside directors” requirement or any other applicable requirement under Section 162(m) of the Code.

3.3  Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

3.4  Section 16 Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE 4. SHARES AVAILABLE UNDER THE PLAN

4.1  Number of Shares. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock reserved for issuance under the Plan is 2,000,000 shares. Shares as to which options or other Awards granted under the Plan lapse, expire, terminate, are forfeited or are canceled shall again become available for Awards under the Plan. In addition, any shares of Common Stock reserved for issuance under the Company’s 1993 Stock Ownership Incentive Plan (“1993 Plan”) in excess of the number of shares as to which options or other benefits are awarded thereunder, plus any shares as to which options or other benefits granted under the 1993 Plan may lapse, expire, terminate or be canceled, shall also be reserved and available for issuance or reissuance under the Plan. Any Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2  Shares of Restricted Stock Available Under the Plan. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock which may be the subject of Awards granted in the form of Restricted Stock is limited to 200,000 shares.

4.3  Adjustments in Authorized Shares and Outstanding Awards. In the event of any change in the corporate structure of the Company affecting the Common Stock, including a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, share repurchase, share combination, share exchange, issuance of warrants or debentures, the Committee may substitute or adjust the total number and class of shares of Common Stock or other stock or securities which may be issued under the Plan, and the number, class and price of shares subject to outstanding Awards, as it, in its discretion, determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without exceeding, the value of any outstanding Awards; provided, however, that the number of shares subject to any Award shall always be a whole number. In the case of ISOs, such adjustment shall be made so as not to result in a “modification” within the meaning of Section 424(h) of the Code.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

All Employees of the Company and its Subsidiaries and consultants or other advisors providing services to the Company or a Subsidiary are eligible to receive Awards under the Plan. In selecting Employees, consultants or advisors to receive Awards under the Plan, as well as in determining the number of shares subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties and responsibilities of such persons, their present and potential contribution to the success of the Company and their anticipated number of years of active service or contribution remaining with the Company or a Subsidiary.

ARTICLE 6. STOCK OPTIONS

6.1  Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants at any time and from time to time, in the form of options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), Options which are not intended to so qualify (“NQSOs”) or a combination thereof. Notwithstanding the foregoing, ISOs may only be granted to Employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). The maximum number of shares in respect of which Options may be granted to a Participant during any calendar year shall be 500,000 shares.

6.2  Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares to which the Option relates, forfeiture provisions as deemed appropriate by the Committee and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include provisions applicable to the particular type of Option granted.

6.3  Duration of Options. Subject to the provisions of Section 6.7, each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall at the time of grant be exercisable later than the tenth anniversary of its grant.

6.4  Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions, including forfeiture provisions, as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

6.5  Payment of Option Exercise Price. The Option Exercise Price for shares of Common Stock as to which an Option is exercised shall be paid to the Company in full at the time of exercise either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering Common Stock having a Fair Market Value (at the close of business on the date the Company receives the notice of exercise) equal to the Option Exercise Price, (c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c) of this Section. The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.6  Vesting Upon Change in Control. Upon a Change in Control, any then outstanding Options held by Participants shall become fully vested and immediately exercisable.

6.7  Termination of Employment. If the Participant’s status as an Employee, consultant or advisor is terminated for Cause, all then outstanding Options of such Participant, whether or not exercisable, shall terminate immediately. If the Participant’s status as an Employee, consultant or advisor is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable and subject to the provisions of the relevant Option Agreement, such Options may be exercised by such Participant or his personal representative at any time prior to the earlier of (a) the expiration date of the Options or (b) the date which is 60 days after the date of such termination of employment. In the event of the Retirement of a Participant, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant (c) in the case of NQSOs, within one year after the date of Retirement and (d) in the case of ISOs, within 90 days after Retirement; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary or while the Participant is serving as a consultant or advisor to the Company or a Subsidiary, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of Disability; provided however that no such Options may be exercised on a date subsequent to their expiration. Options may be exercised as provided in this Section (a) in the event of the death of a Participant, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the decedent’s estate and (b) in the event of the Disability of a Participant, by the Participant, or if such Participant is incapacitated, by the Participant’s legal representative.

ARTICLE 7. RESTRICTED STOCK

7.1  Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Restricted Stock to Participants at any time and from time to time and upon such terms and conditions as it may determine. The purchase price for shares of Restricted Stock shall be determined by the Committee, but shall not be less than the par value of the Common Stock, except in the case of treasury shares, for which no payment need be required.

7.2  Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock granted and such other provisions as the Committee may determine and which are required by the Plan.

7.3  Non-Transferability of Restricted Stock. Except as provided in this Article 7 or the applicable Restricted Stock Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period as specified in the Restricted Stock Agreement and the satisfaction of any other conditions determined at the time of grant specified in the Restricted Stock Agreement. Except as provided in Section 7.9, however, in no event may any Restricted Stock become vested in a Participant subject to Section 16(b) of the Exchange Act prior to six months following the date of its grant.

7.4  Other Restrictions. The Committee shall impose such other restrictions on shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based upon the achievement of specific performance goals (relating to the Company, a Subsidiary or regional or other operating division of the Company), years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

7.5  Forfeiture. The Committee shall determine and set forth in a Participant’s Restricted Stock Agreement such events upon which a Participant’s shares of Restricted Stock (or the proceeds of a sale thereof) shall be forfeitable, which may include, without limitation, the termination of a Participant’s employment and certain other activities.

7.6  Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Papa John’s International, Inc. 1999 Team Member Stock Ownership Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Papa John’s International, Inc.”

7.7  Removal of Restrictions. Except as otherwise provided in this Article 7 or the Restricted Stock Agreement, shares of Restricted Stock shall become freely transferable by the Participant and no longer subject to forfeiture after the last day of the Restriction Period. Once the shares of Restricted Stock are released from their restrictions (including forfeiture provisions), the Participant shall be entitled to have the legend required by Section 7.6 removed from the Participant’s share certificate, which certificate shall thereafter represent freely transferable and nonforfeitable shares of Common Stock free from any and all restrictions under the Plan.

7.8  Voting Rights; Dividends and Other Distributions. Unless the Committee exercises its discretion as provided in Section 7.10, during the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights, and shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any dividends or distributions are paid in Common Stock, such Common Stock shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

7.9  Lapse of Restrictions Upon Change in Control. Upon a Change in Control, any restrictions and other conditions pertaining to then outstanding shares of Restricted Stock held by Participants, including, but not limited to, vesting requirements, shall lapse and such shares shall thereafter be immediately transferable and nonforfeitable.

7.10  Treatment of Dividends. At the time shares of Restricted Stock are granted to a Participant, the Committee may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on such shares shall be deferred until the lapse of the restrictions with respect to such shares, such deferred dividends to be held by the Company for the account of the Participant. In the event of such deferral, there may be credited at the end of each year (or portion thereof) interest on the amount of the account during the year at a rate per annum as the Committee, in its discretion, may determine. Deferred dividends, together with interest accrued thereon, if any, shall be (a) paid to the Participant upon the lapse of restrictions on the shares of Restricted Stock as to which the dividends related or (ii) forfeited to the Company upon the forfeiture of such shares by the Participant.

7.11  Termination of Employment. If the Participant’s status as an Employee, consultant or advisor is terminated for any reason other than death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, such shares shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock. If the Participant’s status as an Employee, consultant or advisor is terminated as a result of death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, any restrictions and other conditions pertaining to such shares then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse and such shares shall thereafter be immediately transferable and nonforfeitable. Notwithstanding anything in the Plan to the contrary, the Committee may determine, in its sole discretion, in the case of any termination of a Participant’s status as an Employee, consultant or advisor other than for Cause, that the restrictions on some or all of the shares of Restricted Stock awarded to a Participant shall immediately lapse and, to the extent the Committee deems appropriate, such shares shall thereafter be immediately transferable and nonforfeitable.

ARTICLE 8. PERFORMANCE UNITS

8.1  Grant of Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to a Participant upon achievement of specified Performance Goals. The maximum payment that can be made pursuant to Performance Units granted to any one Participant in any calendar year shall be $1,000,000.

8.2  Performance Unit Agreement. Each Performance Unit grant shall be evidenced by a Performance Unit Agreement that shall specify the Performance Goals, the Performance Period and the number of Performance Units to which it pertains.

8.3  Performance Period. The period of performance (“Performance Period”) with respect to each Performance Unit shall be such period of time, which shall not be less than one year, nor more than five years, as determined by the Committee, for the measurement of the extent to which Performance Goals are attained. The Performance Period may commence prior to the date of grant of the Performance Unit to which it relates, provided that at such time the attainment of the Performance Goal is substantially uncertain and not more than 25% of the Performance Period has expired.

8.4  Performance Goals. The goals (“Performance Goals”) that are to be achieved with respect to each Performance Unit shall be those objectives established by the Committee as it deems appropriate, and which may relate to the net income, growth in net income, earnings per share, growth of earnings per share, return on equity or return on capital, of the Company, or any other performance objectives relating to the Company, a Subsidiary or regional or other operating unit of the Company, or the individual Participant. Each Performance Unit Agreement shall specify a minimum acceptable level of achievement with respect to the Performance Goals below which no payment will be made and shall set forth a formula for determining the payment to be made if performance is at or above such minimum based upon a range of performance levels relating to the Performance Goals. The Committee shall certify that the Performance Goals for Awards of Performance Units under the Plan have been satisfied prior to the determination and payment of any such incentive in accordance with the Plan.

8.5  Adjustment of Performance Goals. The Committee may adjust Performance Goals and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions occur subsequent to the date of grant which are unrelated to the performance of the Participant and which the Committee expects to have a substantial effect on the ability of the Participant to attain the Performance Goals. If a Participant is promoted, demoted or transferred to a Subsidiary or different operating division of the Company during a Performance Period, then, to the extent that the Committee determines the Performance Goals or Performance Period are no longer appropriate, the Committee may, but shall not be required to, adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial Performance Goals or Performance Period. Notwithstanding the foregoing, the Committee shall not be entitled to adjust, change or eliminate any Performance Goals or Performance Period if the exercise of such discretion would cause the related compensation to fail to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

8.6  Termination of Employment. If the employment of a Participant shall terminate prior to the expiration of the Performance Period for any reason other than for death, Disability or Retirement, the Performance Units then held by the Participant shall terminate. In the case of termination of employment by reason of Disability or Retirement of a Participant prior to the expiration of the Performance Period, any then outstanding Performance Units of such Participant shall be (a) payable pro rata based upon the number of full calendar months of employment during the Performance Period; (b) calculated based upon the achievement of the Performance Goals over the entire Performance Period; and (c) calculated and payable after the end of the Performance Period. In the event of death of a Participant prior to the expiration of the Performance Period, any then outstanding Performance Units of such Participant shall be (i) payable pro rata based upon the number of full calendar months of employment during the Performance Period; (ii) calculated based upon the achievement of the Performance Goals during the next-ending Performance Period; and (iii) calculated and payable at the end of the next-ending Performance Period.

8.7  Payment Upon Change in Control. Upon a Change in Control, any then outstanding Performance Units shall become fully vested and immediately payable in an amount which is equal to the greater of (a) the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such Change in Control would have continued until the end of the Performance Period or (b) the maximum amount payable under the Performance Unit multiplied by the percentage of the Performance Period completed by the Participant at the time of the Change in Control; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Committee shall determine is reasonable.

8.8  Payment of Performance Units. Subject to such terms and conditions as the Committee may impose, and unless otherwise provided in the Performance Unit Agreement, Performance Units shall be payable within 90 days following the end of the Performance Period during which the Participant attained at least the minimum acceptable level of achievement under the Performance Goals, or 90 days following a Change in Control, as applicable. The Committee, in its discretion, may determine at the time of payment required in connection with a Performance Unit whether such payment shall be made (a) solely in cash or (b) up to 50% in shares of Common Stock (valued at their Fair Market Value as of the close of business on the date preceding the date of payment) with the balance in cash; provided, however, that if a Performance Unit becomes payable upon a Change in Control, the Performance Unit shall be paid solely in cash.

8.9  Designation of Beneficiary. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the right to receive payments under a Performance Unit is to be paid in case of the Participant’s death before receiving any or all such payments. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 9. AMENDMENT, MODIFICATION AND TERMINATION

9.1  Termination Date. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the date when all shares of Common Stock available under the Plan shall have been acquired and the payment of all benefits in connection with Performance Unit Awards has been made or (c) such other date as the Board may determine in accordance with Section 9.2.

9.2  Amendment, Modification and Termination. The Board may, at any time, amend, suspend, modify or terminate the Plan provided that (a) no amendment shall be made without stockholder approval if such approval is necessary to satisfy any applicable tax or regulatory law or regulation and the Board determines it is appropriate to seek stockholder approval, and (b) upon or following the occurrence of a Change in Control no amendment may adversely affect the rights of any Person in connection with an Award previously granted. The Committee may amend the terms of any Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant’s consent. Each Option and certain Performance Units granted under the Plan are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Performance Units if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Performance Units to fail to qualify as performance-based compensation.

9.3  Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award.

ARTICLE 10. NON-TRANSFERABILITY

A Participant’s rights under this Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a Participant’s death, the Participant’s rights to payment pursuant to a Performance Unit may be transferred to a beneficiary designated in accordance with Section 8.9. Notwithstanding anything herein to the contrary, in the case of NQSOs, the Committee may, in its sole discretion, by appropriate provisions in the Participant’s Option Agreement, permit the Participant to transfer all or a portion of the Option, without consideration, to (i) the Participant’s spouse or lineal descendants (“Family Members”), (ii) a trust for the exclusive benefit of Family Members, (iii) a charitable remainder trust of which the Participant and/or Family Members are the exclusive beneficiaries (other than the charitable beneficiary), or (iv) a partnership or a limited liability company in which the Participant and Family Members are the sole partners or members, as applicable. In the event that any Option is transferred by a Participant in accordance with the provisions of the immediately preceding sentence, then subsequent transfers of the Option by the transferee shall be prohibited. For purposes of the Option Agreement and the Plan, the term “Optionee” shall be deemed to refer to the transferee wherever applicable, and the provisions of Section 6.7 regarding termination of employment shall refer to the Participant, not the transferee, but the transferee shall be permitted to exercise the Option during the period provided for in Section 6.7 and the Participant’s Option Agreement following the Participant’s termination of employment.

ARTICLE 11. NO GRANTING OF EMPLOYMENT RIGHTS

Neither the Plan, nor any action taken under the Plan, shall be construed as giving any person the right to become a Participant, nor shall participation in, or any grant of an Award under, the Plan be construed as giving a Participant any right with respect to continuance of employment or service by or to the Company. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant’s employment or consulting or other business relationship at any time, with or without Cause, except as may otherwise be expressly provided by any written agreement between the Company and the Participant.

ARTICLE 12. WITHHOLDING

12.1  Tax Withholding. A Participant shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or lapse of restrictions made under, or occurring as a result of, the Plan.

12.2  Share Withholding. If the Company has a withholding obligation upon the issuance of Common Stock under the Plan, a Participant may, subject to the discretion of the Committee, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Section 12.2 or impose such other restrictions or limitations on such elections as may be necessary to insure that such elections will be exempt transactions under Section 16(b) of the Exchange Act.

ARTICLE 13. INDEMNIFICATION

No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 14. SUCCESSORS

All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

ARTICLE 15. GOVERNING LAW

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules; provided, however, that with respect to ISOs, the Plan and all agreements under the Plan shall be construed so that they qualify as incentive stock options within the meaning of Section 422 of the Code.

* * *

c/o National City Bank CORPORATE TRUST OPERATIONS LOCATOR 5352 P. O. BOX 92301 Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê   Please fold and detach card at perforation before mailing.   ê

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PAPA JOHN’S INTERNATIONAL, INC.

P.O. Box 99000, Louisville, Kentucky 40269-0900

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders

The undersigned, a stockholder of PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the “Company”), hereby constitutes and appoints RICHARD J. EMMETT and KENNETH M. COX, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the Common Stock of the Company as instructed herein that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company’s corporate offices at 2002 Papa John’s Boulevard, Louisville, Kentucky, on Wednesday, April 19, 2006, at 11:00 A.M. (E.D.T.) and at any adjournment thereof.  The undersigned hereby revokes all proxies heretofore given and ratifies and confirms that all the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 17, 2006, and a copy of the Company’s Annual Report for the fiscal year ended December 25, 2005.

Signature	Date

Signature (if held jointly)	Date

Please sign exactly as name appears on proxy. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, state capacity. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

VOTING INSTRUCTIONS ON REVERSE SIDE.

ê   Please fold and detach card at perforation before mailing.   ê

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PAPA JOHN’S INTERNATIONAL, INC.

PROXY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN ITEM 1 AND FOR THE PROPOSALS SET FORTH IN ITEMS 2 AND 3.  MANAGEMENT RECOMMENDS A VOTE FOR EACH ITEM.

1.	Election of Directors:
	Nominees:	(1) Philip Guarascio	(2) Olivia F. Kirtley		(3) Jack A. Laughery

	☐	FOR the above-named nominees			☐	WITHHOLD AUTHORITY to vote for the above-named nominees
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.	Approval of Stock Ownership Plan Amendment: To approve an amendment to the 1999 Papa John’s International, Inc. Team Member Stock Ownership Plan.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Ratification of the Selection of Independent Auditors: To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the 2006 fiscal year.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Discretionary Authority: To vote with discretionary authority with respect to all other matters that may properly come before the Annual Meeting.

(Continued, and to be signed on other side)